                                                               EXECUTION VERSION

                             REINSURANCE AGREEMENT

                                    BETWEEN

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                      (REFERRED TO AS THE CEDING COMPANY)

                                      AND

                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                         (REFERRED TO AS THE REINSURER)

                               TABLE OF CONTENTS

                                                                            PAGE
--------------------------------------------------------------------------------
ARTICLE I.        DEFINITIONS                                                  1
 Section 1.1      Definitions                                                  1
ARTICLE II.       BASIS OF REINSURANCE AND BUSINESS REINSURED                 20
 Section 2.1      Reinsurance                                                 20
 Section 2.2      Separate Accounts                                           20
 Section 2.3      Existing Reinsurance                                        21
 Section 2.4      Non-Guaranteed Elements                                     23
 Section 2.5      Reserves and Liabilities Reporting                          24
 Section 2.6      Insurance Contract Changes                                  24
 Section 2.7      Follow the Fortunes                                         24
ARTICLE III.      TRANSFER OF ASSETS; PAYMENTS; SETTLEMENTS;
                  ADMINISTRATION
                  AND ACCOUNTING                                              25
 Section 3.1      Payments by the Ceding Company                              25
 Section 3.2      Payments by the Reinsurer                                   26
 Section 3.3      Modified Coinsurance                                        27
 Section 3.4      Net Settlement                                              27
 Section 3.5      Delayed Payments                                            28
 Section 3.6      Offset and Recoupment Rights                                29
 Section 3.7      Administration and Accounting                               29
 Section 3.8      Certain Reports                                             29
 Section 3.9      Reserved                                                    30
 Section 3.10     Books and Records                                           30
 Section 3.11     Lockbox Accounts                                            31
 Section 3.12     Ownership of Recoverables                                   31
 Section 3.13     Reinsurer's Security Interest                               32
 Section 3.14     Novation of Covered Insurance Policies                      33
 Section 3.15     Alternative and Additional Structures                       34
ARTICLE IV.       LICENSES; REINSURANCE CREDIT                                35
 Section 4.1      Licenses                                                    35
 Section 4.2      Security                                                    35
 Section 4.3      Investment of Trust Assets                                  37
 Section 4.4      Deposit of Assets                                           38
 Section 4.5      Adjustments and Withdrawals                                 38
 Section 4.6      Withdrawals by the Ceding Company                           39
 Section 4.7      Reserve Credit                                              41
 Section 4.8      Representations, Warranties, and Covenants of the           41
                  Reinsurer
 Section 4.9      Triggering Event; Custodial Account                         42
 Section 4.10     Cure of Triggering Event or Recapture Triggering Event      43
 Section 4.11     Withdrawal Event                                            44
 Section 4.12     Actions Following Reinvestment Event                        45
 Section 4.13     Equitable Remedies                                          45
ARTICLE V.        OVERSIGHTS; COOPERATION; REGULATORY MATTERS                 45
 Section 5.1      Oversights                                                  45
 Section 5.2      Cooperation                                                 46

 Section 5.3      Regulatory Matters                                          46
ARTICLE VI.       DAC TAX                                                     46
 Section 6.1      Election                                                    46
 Section 6.2      Definitions                                                 46
 Section 6.3      Exchange of Information                                     47
 Section 6.4      Effectiveness                                               47
 Section 6.5      United States Tax Status Representation                     47
ARTICLE VII.      INSOLVENCY                                                  47
 Section 7.1      Insolvency of the Ceding Company                            47
ARTICLE VIII.     CUT THROUGH AND NOVATIONS UPON RECAPTURE                    48
 Section 8.1      Direct Payments by the Reinsurer                            48
 Section 8.2      Satisfaction and Discharge                                  49
 Section 8.3      Redomestication of the Ceding Company                       49
 Section 8.4      Reinsurer Existing Reinsurance Agreements                   49
ARTICLE IX.       DURATION; RECAPTURE                                         51
 Section 9.1      Duration                                                    51
 Section 9.2      Survival                                                    51
 Section 9.3      Termination and Recapture                                   52
 Section 9.4      Payments on Termination or Recapture                        53
 Section 9.5      Assignment of Reinsurer Existing Reinsurance Agreements
                  Following Recapture                                         54
 Section 9.6      Equitable Remedies                                          54
ARTICLE X.        INDEMNIFICATION; DISCLAIMER                                 54
 Section 10.1     Reinsurer's Obligation to Indemnify                         54
 Section 10.2     Ceding Company's Obligation to Indemnify                    54
 Section 10.3     Notice of Claim; Defense                                    55
 Section 10.4     No Duplication; Exclusive Remedy                            56
 Section 10.5     Mitigation and Limitation on Set-off                        57
 Section 10.6     Recovery by Indemnified Party                               57
 Section 10.7     Waiver of Duty of Utmost Good Faith                         58
ARTICLE XI.       MISCELLANEOUS                                               58
 Section 11.1     Notices                                                     58
 Section 11.2     Entire Agreement                                            59
 Section 11.3     Governing Law and Jurisdiction                              59
 Section 11.4     No Third Party Beneficiaries                                60
 Section 11.5     Expenses                                                    60
 Section 11.6     Counterparts                                                60
 Section 11.7     Severability                                                61
 Section 11.8     Waiver of Jury Trial; Punitive Damages                      61
 Section 11.9     Treatment of Confidential Information                       61
 Section 11.10    Assignment                                                  62
 Section 11.11    Waivers                                                     62
 Section 11.12    Interpretation                                              62

                             REINSURANCE AGREEMENT

THIS REINSURANCE AGREEMENT (the "Agreement"), is made and entered into on January 2, 2013 and effective as of the Effective Time by and between Hartford Life and Annuity Insurance Company, a Connecticut-domiciled life insurance company (the "Ceding Company") and The Prudential Insurance Company of America, a New Jersey-domiciled life insurance company (the "Reinsurer"). For purposes of this Agreement, the Ceding Company and the Reinsurer shall each be deemed a "Party."

WHEREAS, Hartford Life, Inc. has agreed to sell, and Prudential Financial, Inc. has agreed to purchase, directly or through one or more Affiliates, the Business and certain assets of Hartford Financial Services Group, Inc. and its Affiliates pursuant to a Purchase and Sale Agreement, dated as of September 27, 2012 (the "Purchase Agreement");

WHEREAS, as contemplated by the Purchase Agreement, the Ceding Company wishes to cede and retrocede to the Reinsurer, and the Reinsurer wishes to reinsure, on a one-hundred percent (100%) indemnity reinsurance basis net of Collectible Reinsurance, on the terms and conditions set forth herein, the risks arising in respect of the Covered Insurance Policies (as hereinafter defined); and

[REDACTED]

NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Ceding Company and the Reinsurer agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

SECTION 1.1 DEFINITIONS. Any capitalized term used but not defined herein shall have the meaning set forth in the Purchase Agreement. The following terms have the respective meanings set forth below throughout this Agreement:

"Accounting Period" means each calendar quarter during the term of this Agreement or any fraction thereof ending on the Recapture Date, the Termination Date or the date this Agreement is otherwise terminated in accordance with
Section 9.1, as applicable.

"Actual Aggregate New Insurance Policy Reinsured Face Amount" means an amount equal to the actual aggregate face amount of the New Insurance Policies issued pursuant to Section 3.1(a)(i) of each Administrative Services Agreement (excluding, for the avoidance of doubt, Group Conversion Policies, and new insurance policies issued or reinsured pursuant to contractual commitments or exchanges, such as term conversions, additional coverage options, and other conversion rights) ceded under New Reinsurance Agreements as of the last day of the New Business Period.

"Administrator" has the meaning set forth in the Administrative Services Agreement.

[REDACTED]

"Agreement" has the meaning set forth in the preamble.

"Beneficiary" has the meaning set forth in Section 8.1.

"Ceding Company" has the meaning set forth in the preamble.

"Ceding Company Collateral" has the meaning set forth in Section 4.2(f).

"Ceding Company Extra-Contractual Obligations" means (i) all Extra-Contractual Obligations to the extent arising out of, resulting from or related to any act, error or omission before the Effective Time, whether or not intentional, negligent, in bad faith or otherwise, by the Ceding Company or any of its Affiliates, or any service providers or Distributors engaged or compensated by the Ceding Company or any of its Affiliates or otherwise, (ii) all Extra-Contractual Obligations to the extent arising out of, resulting from or related to any act, error or omission on or after the Effective Time, whether or not intentional, negligent, in bad faith or otherwise, by the Ceding Company or any of its Affiliates, or any service providers or Distributors engaged or compensated by the Ceding Company or any of its Affiliates to the extent attributable to a direction or request of the Ceding Company or any of its Affiliates

(including without limitation, in the performance of its services under the Transition Services Agreement or Administrative Services Agreement), unless such direction or request of the Ceding Company or any of its Affiliates has been approved by the Reinsurer in writing, in which case any resulting error or omission shall not be a Ceding Company Extra-Contractual Obligation, and (iii) any liability of the Ceding Company as set forth on Schedule 1.1(A). For the avoidance of doubt, Ceding Company Extra-Contractual Obligations include "Extra-Contractual Obligations" assumed by the Ceding Company as part of its reinsured liabilities under the terms of any Underlying Reinsurance Agreements which such "Extra-Contractual Obligations" arise before or after the Effective Time out of acts or omissions by the Ceding Company as the reinsurer thereunder or any of its directors, officers, employees, Affiliates, agents or representatives relating to the business reinsured under such Underlying Reinsurance Agreements.

"Ceding Company Indemnified Parties" has the meaning set forth in Section 10.1.

"Claim Notice" has the meaning set forth in Section 10.3(a).

"Collateral" has the meaning set forth in Section 3.13(a).

"Collectible Reinsurance" means all Reinsurance Recoverables other than any amounts a reinsurer has failed to pay when due under any Existing Reinsurance Agreement (after giving effect to any cure periods thereunder) where such non-payment continues 90 days from the date such payment was due (after giving effect to any applicable cure periods) or, if the reinsurer is contesting such payment in good faith, the date a final and non-appealable judgment or arbitral award is entered requiring the reinsurer to pay such Reinsurance Recoverables.

"Company Action Level RBC" means, at any date of determination, two hundred percent (200%) of the authorized control level risk-based capital of the Reinsurer (i) determined in accordance with the Applicable Law of the state of domicile of such entity and (ii) calculated using the risk-based capital factors and formula prescribed by the National Association of Insurance Commissioners (or any successor organization) and inclusive of any adjustments to such factors or formula resulting from prescribed or permitted practices granted by the applicable state of domicile.

"Confidential Information" means all documents and information concerning one Party, any of its Affiliates, any Distributor, any mutual fund organization that has its mutual funds offered as funding vehicles for one or more Separate Accounts, the Business or the Covered Insurance Policies, including any information relating to any Person insured directly or indirectly under the Covered Insurance Policies, furnished to the other Party or such other Party's Affiliates or Representatives in connection with this Agreement or the transactions contemplated hereunder, including, without limitation, RBC Ratios of the Reinsurer reported hereunder, except that Confidential Information does not include information which: (a) at the time of disclosure or thereafter is generally available to and known by the public other than by way of a disclosure by the receiving Party hereunder or by any Representative or Affiliate of such Party hereto; (b) was in the possession of, or becomes available to, the receiving Party or such Party's Representatives or Affiliates on a non-confidential basis, directly or indirectly, from a source other than the disclosing Party or its Representatives, provided, that such source is not and was not known to the receiving Party or its Representatives or Affiliates to be prohibited from transmitting the information by a contractual, legal, fiduciary, or other obligation of confidentiality by the disclosing Party; or (c) was independently developed without violating any obligations under this Agreement and without the use of any other Confidential Information or any derivative thereof.

"Covered Insurance Policies" means (i) any and all binders, endorsements, riders, policies, certificates, and contracts of individual or group life insurance, and supplementary contracts of individual or group life insurance (including retained asset accounts and all other settlement options) issued, renewed or assumed by the Ceding Company in the United States, the District of Columbia, Puerto Rico or Guam and that correspond to the policy forms of the Ceding Company identified by form number on Schedule 1.1(B) (with the group life items identified under a separate heading on such schedule), (ii) any and all binders, endorsements, riders, policies, certificates, and contracts of individual life insurance, and supplementary contracts of individual life insurance (including retained asset accounts and all other settlement options) issued in the United States, the District of Columbia, Puerto Rico or Guam that are reinsured by the Ceding Company from an Underlying Company pursuant to the Underlying Reinsurance Agreements identified in Schedule 1.1(C) and that correspond to the policy forms of the Ceding Company (or the Underlying Companies) identified by form number on Schedule 1.1(B), (iii) all other binders, endorsements, riders, policies, certificates, and contracts of individual or group life insurance, and supplementary contracts of individual or group life insurance (including retained asset accounts and all other settlement options) issued, renewed, reinsured or assumed by the Ceding Company in the United States, the District of Columbia, Puerto Rico or Guam on policy forms that are substantially similar to the policy forms of the Ceding Company identified on Schedule 1.1(B), (iv) the endorsements and riders to policies of individual or group life insurance covered by clauses (i) through (iii) above that are identified on Schedule 1.1(B), in each of clauses (i) through (iv), issued, renewed, reinsured or assumed by the Ceding Company on or prior to the Closing Date (including those that have lapsed and terminated with unpaid claims), provided, that in each of clauses (i) through (iv) such item is reflected or otherwise taken into account in the Closing Statement of General Account Net Settlement, and (v) the New Insurance Policies; provided further, that Covered Insurance Policies shall not include any policies listed on
Schedule 1.1(D).

"Cure Acknowledgement" has the meaning set forth in Section 4.10.

"Cure Event" has the meaning set forth in Section 4.10.

"Cure Notice" has the meaning set forth in Section 4.10.

"Current Policy Loan Amount" means, with respect to the Ceding Company, the aggregate principal and accrued interest thereon of all policy loans with respect to the Covered Insurance Policies, determined in accordance with SAP and appropriately includable on the Contract Loans line of the Asset page in the Statutory Financial Statements of the Ceding Company (or any successors to such page).

"Custodial Account" means an account established in the name of the Reinsurer with the Custodial Bank pursuant to Section 4.9, which shall be subject to the terms of the Custodial Account Control Agreement.

"Custodial Account Eligible Assets" has the meaning set forth in Section 4.9(a).

"Custodial Account Control Agreement" means the Account Control Agreement dated as of the date hereof by and among the Reinsurer, the Ceding Company and the Custodial Bank, substantially in the form of Exhibit I hereof.

"Custodial Bank" means [REDACTED].

"Custodial Funds" has the meaning set forth in Section 4.9(b).

"Custodial Fund Transfer Date" means, with respect to an Accounting Period, the latest of (i) the fifth Business Day following delivery of the report contemplated by Section 4.5(a) for such Accounting Period, (ii) the fifth Business Day following delivery of the report contemplated by Section 4.5(b) for such Accounting Period and (iii) the fifth Business Day following delivery of the Settlement Statement for such Accounting Period.

"Economic Reserves" means, as of any date of determination, the general account economic reserves with respect to the Covered Insurance Policies as of such date without netting any reserves ceded to reinsurers under the Existing Reinsurance Agreements or the Reinsurer Existing Reinsurance Agreements, as determined by the Reinsurer in accordance with the methodologies and assumptions set forth on
Schedule 1.1(E) consistently applied; provided that the term "Economic Reserves" shall not include reserves with respect to any Covered Insurance Policies reinsured on a coinsurance basis under any Underlying Reinsurance Agreement for which the Ceding Company holds the Trust Withheld Assets.

"Effective Time" means 12:01 a.m. (New York time) on January 1, 2013.

"Eligible Assets" has the meaning set forth in Section 4.3.

"Estimated Aggregate New Insurance Policy Reinsured Face Amount" means, as of any date of determination, an amount equal to the good faith estimate of the amount of the New Insurance Policies that will be issued pursuant to Section 3.1(a)(i) of each Administrative Services Agreement (excluding, for the avoidance of doubt, Group Conversion Policies, and new insurance policies issued or reinsured pursuant to contractual commitments or exchanges, such as term conversions, additional coverage options, and other conversion rights) and ceded under New Reinsurance Agreements as of the last day of the New Business Period.

"Existing Reinsurance Agreements" means (a) the reinsurance agreements listed on
Schedule 1.1(F) under which the Ceding Company has ceded or retroceded to reinsurers (whether or not affiliated with the Ceding Company) risks arising in respect of the Covered Insurance Policies and the Ceding Company's interest in any trust or other agreement or instrument providing security for the Ceding Company with respect to such reinsurers' reinsurance obligations under such reinsurance agreement, and (b) any reinsurance agreement, trust or other agreement or instrument providing security for such reinsurance obligations entered into by the Ceding Company with the prior written consent of the Reinsurer to replace any of such reinsurance agreements or security arrangements following any termination or recapture thereof, as all such reinsurance agreements may be in force and effect from time to time and at any time, in each case that are (i) in force or are being treated as being in force as of the date hereof or (ii) terminated but under which there remains any outstanding liability or obligation from the reinsurer. Any Existing Reinsurance Agreement that is novated to the Reinsurer shall cease to be an Existing Reinsurance Agreement upon the effectiveness of such novation.

"Extra-Contractual Obligations" means all Liabilities to any Person arising out of or relating to the Covered Insurance Policies (other than Liabilities arising under the express terms and conditions of the Covered Insurance Policies), including, without limitation, any Liability for fines, penalties, Taxes, fees, forfeitures, compensatory, punitive, exemplary, special, treble, bad faith, tort or any other form of extra-contractual damages, as well as all legal fees and expenses relating thereto, which Liabilities arise out of, result from or relate to, any act, error or omission, whether or not intentional, negligent, in bad faith or otherwise, arising out of or relating to the Covered Insurance Policies, including, without limitation, (i) the form, sale, marketing, distribution, underwriting, production, issuance, cancellation or administration of the Covered Insurance Policies, (ii) the investigation, defense, trial, settlement or handling of claims, benefits, or payments under the Covered Insurance Policies, or (iii) the failure to pay or the delay in payment or errors in calculating or administering the payment of benefits, claims or any other amounts due or alleged to be due under or in connection with the Covered Insurance Policies.

"Fair Market Value" means (i) as to cash, the amount of it; and (ii) as to an asset other than cash, the amount at which such asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale.

"General Account Liabilities" means all liabilities and obligations, net of Collectible Reinsurance under any Existing Reinsurance Agreements (but subject to Section 2.3(b)), arising under the express terms of the Covered Insurance Policies whether incurred before, at or after the Effective Time (unless specified otherwise below), including:

1. all liabilities and obligations for incurred but not reported claims, pending claims and benefits (including death benefits, waiver of premium benefits, accident and health benefits, endowments or matured endowments, paid-up additions, lump sum payments, annuitization payments, deferred payments, discontinuance disbursements, payments in respect of market value adjustments, rights to purchase additional coverage and any other settlement options), unearned premiums, claim expenses, interest on claims or unearned premiums, interest on policy funds, withdrawals, surrenders, amounts payable for returns or refunds of premiums, guaranteed minimum death benefits and loans made under the terms of any Covered Insurance Policy and other contract benefits, in each case arising under the express terms of the Covered Insurance Policies;

2. all liabilities and obligations (including any punitive, exemplary or other extra-contractual damages or obligations other than Ceding Company Extra-Contractual Obligations) to the extent assumed or reinsured by the Ceding Company under the terms of any of the Underlying Reinsurance Agreements;

3. Ceding Company's obligations to deliver or maintain collateral security (whether in trust, through a letter of credit or otherwise) or provide statutory financial statement credit to counterparties under the terms of any of the Underlying Reinsurance Agreements;

4. all liabilities and obligations arising out of any changes to the terms and conditions of the Covered Insurance Policies mandated by Applicable Law or initiated by the holder of any Covered Insurance Policy pursuant to the terms of such policy;

5. (i) Taxes due in respect of Premiums received or accrued after the Effective Time by the Ceding Company (other than Taxes measured by or imposed on the income of the Ceding Company) and (ii) assessments and similar charges to the extent attributable to Premiums received or accrued after the Effective Time in connection with participation by either the Ceding Company or the Reinsurer, whether voluntary or involuntary, in any guaranty association established or governed by any Governmental Body; provided, that the amount of any Taxes described in clause (i) shall be determined without regard to any credits, deductions or offsets to such Taxes otherwise available to the Ceding Company, other than any such credits, deductions or offsets that either are attributable to amounts described in clause (ii) or are reflected as an asset on the Closing Date Transfer Balance Sheet (calculated as if the Ceding Company issued and administered the Covered Insurance Policies through a separate legal entity that conducted no other insurance business); and provided further that, if any such credit, deduction or offset either attributable to amounts described in clause
(ii) or reflected as an asset on the Closing Date Transfer Balance Sheet is used by the Ceding Company to offset or otherwise reduce Taxes due in respect of premiums that are not described in clause (i), the amount of such credit, deduction or offset shall be applied against, and reduce, reimbursements for Taxes due in respect of Premiums that are otherwise payable by the Reinsurer pursuant to this Agreement;

6. Compensation (including both fronted and trail commissions) and other servicing and administration fees payable with respect to the Covered Insurance Policies to or for the benefit of the Distributors who marketed or produced the Covered Insurance Policies, arising at and after the Effective Time;

7. Subject to Section 2.3(b), amounts payable to reinsurers under the Existing Reinsurance Agreements arising at and after the Effective Time;

8. all expense allowances payable under the terms of the Underlying Reinsurance Agreements and all experience refunds payable under the terms of the Underlying Reinsurance Agreements to the extent reflected in the Closing Statement of General Account Net Settlement or arising on and after the Effective Time;

9. dividends payable under the Covered Insurance Policies which are attributable to the operations of the Business or to surplus accumulated with respect to the Business;

10. all liabilities and obligations which relate to (x) Premiums received by the Reinsurer (or an Affiliate) or the Ceding Company pending transfer to the Separate Accounts, and (y) one or more Separate Accounts that are not payable out of the assets of the Separate Accounts, including any loss to a fund or product resulting from pricing errors, expense calculation errors or missing fund activity to the extent not resulting from acts or omission by the Ceding Company or any of its Affiliates;

11. all escheat or unclaimed property liabilities or obligations arising under or relating to the Covered Insurance Policies including any claim payment as a result of procedures implemented by the Ceding Company in connection with unclaimed property liabilities, whether or not included within the General Account Reserves; and

12. any other liability or obligation arising out of or relating to the Covered Insurance Policies for which a reserve or accrual has been established and reported in a specific line item on the Closing Statement of General Account Net Settlement applicable to the Ceding Company (after any disputes with respect thereto have been finally resolved in accordance with the Purchase Agreement);

provided, however, that General Account Liabilities shall not include any Separate Account Liabilities or Ceding Company Extra-Contractual Obligations or expenses allocated to the Ceding Company under the Administrative Services Agreement.

"General Account Modified Coinsurance Adjustment" means, with respect to any Accounting Period, an amount equal to the General Account Modified Coinsurance Amount as of the close of such Accounting Period less the General Account Modified Coinsurance Amount as of the close of the preceding Accounting Period.

"General Account Modified Coinsurance Amount" means, with respect to any Accounting Period, collectively (i) the aggregate amount held by Underlying Companies as modified coinsurance reserves with respect to the general account liabilities under the Covered Insurance Policies ceded to the Ceding Company on a modified coinsurance basis under the Underlying Reinsurance Agreements, and
(ii) the aggregate amount of Trust Withheld Assets, in each case of clauses (i) and (ii) as of the close of such Accounting Period.

"General Account Modified Coinsurance Assets" means the assets held by, or in trust by the Ceding Company for the benefit of, the Underlying Companies under the Underlying Reinsurance Agreements in support of the General Account Modified Coinsurance Amount.

"General Account Modified Coinsurance Investment Income" means an amount equal to the investment income earned on the General Account Modified Coinsurance Assets plus the amortization of the Interest Maintenance Reserve on the Trust Withheld Assets.

"General Account Reserves" means the aggregate amount of general account reserves (as described in Exhibits 5 and 6 of the Statutory Financial Statements of the Ceding Company or any successors to such exhibits), deposits (as described in Exhibit 7 of the Statutory Financial Statements of the Ceding Company or any successors to such exhibit) and liabilities (as described in
Exhibit 8 of the Statutory Financial Statements of the Ceding Company or any successors to such exhibit) (in each case, without regard to the transactions contemplated by this Agreement) with respect to the Covered Insurance Policies, calculated in accordance with SAP; provided, the term "General Account Reserves" does not include the Separate Account Reserves.

[REDACTED]

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[REDACTED]

                                    10

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[REDACTED]

"HLAC" means Hartford Life and Accident Insurance Company.

"HLAC General Account Reserves" has the meaning given to the term "General Account Reserves" in the HLAC Reinsurance Agreement.

[REDACTED]

"HLAC Reinsurance Agreement" means the Reinsurance Agreement, effective as of the Effective Time, by and between HLAC and the Reinsurer, as the same may be amended, modified or supplemented from time to time.

"HLAC Third Party Reinsurance" means collectively Existing Reinsurance Agreements (as defined in the HLAC Reinsurance Agreement) and Reinsurer Existing Reinsurance Agreements (as defined in the HLAC Reinsurance Agreement).

"HLIC" means Hartford Life Insurance Company.

"HLIC Covered Insurance Policies" has the meaning given to the term "Covered Insurance Policies" in the HLIC Reinsurance Agreement.

"HLIC General Account Reserves" has the meaning given to the term "General Account Reserves" in the HLIC Reinsurance Agreement.

[REDACTED]

"HLIC Reinsurance Agreement" means the Reinsurance Agreement, effective as of the Effective Time, by and between HLIC and the Reinsurer, as the same may be amended, modified or supplemented from time to time.

"HLIC Third Party Reinsurance" means collectively Existing Reinsurance Agreements (as defined in the HLIC Reinsurance Agreement) and Reinsurer Existing Reinsurance Agreements (as defined in the HLIC Reinsurance Agreement).

"Indemnified Party" has the meaning set forth in Section 10.3(a).

                                    11

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"Indemnifying Party" has the meaning set forth in Section 10.3(a).

"Interest Maintenance Reserve" means the liability reserve determined in accordance with SAP, the purpose of which is to amortize realized capital gains and losses resulting from fluctuations in interest rates.

"Lockbox Account" has the meaning set forth in Section 3.11.

"Lockbox Banks" has the meaning set forth in Section 3.11.

"Lockbox Control Agreement" has the meaning set forth in Section 3.11.

[REDACTED]

"NAIC" means the National Association of Insurance Commissioners or any successor organization.

[REDACTED]

"Net Settlement" has the meaning set forth in Section 3.4(a).

"New Business Period" means the period from the date hereof to (a) the 18-month anniversary of the date hereof or (b) the 24-month anniversary of the date hereof, if the period referred to in clause (i) of Section 3.01(a) of the Administrative Services Agreement is renewed for an additional 6 months pursuant to the terms of the Administrative Services Agreement.

"New Insurance Policies" means the individual life insurance policies (including binders, endorsement, riders and supplementary contracts of individual life insurance) issued, renewed, reinsured or assumed by the Ceding Company following the Closing Date in accordance with the Administrative Services Agreement or the Wholesaling Agreement. New Insurance Policies shall exclude any Group Conversion Policies that are not reinsured under the Group Conversion Retrocession Agreement.

"New Insurance Policy Percentage Reinsured" means (i) with respect to any date of determination prior to the last day of the New Business Period, the amount expressed as a percentage equal to (x) the Estimated Aggregate New Insurance Policy Reinsured Face Amount, divided by (y) the Aggregate Unreinsured Face Amount as of the Effective Time, and (ii) with respect to any date of determination on or following the last day of the New Business Period, the amount, expressed as a percentage, equal to (x) the Actual Aggregate New Insurance Policy Reinsured Face Amount, divided by (y) the Aggregate Unreinsured Face Amount as of the Effective Time.

"New Reinsurance Agreements" means, collectively, (i) any new reinsurance agreement entered into by the Reinsurer referred to in clause (c) of the definition of "Reinsurer Existing Reinsurance Agreements", (ii) any new reinsurance agreement entered into by the Reinsurer referred to in clause (c) of the definition of "Reinsurer Existing Reinsurance Agreements" in the

                                    12


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HLAC Reinsurance Agreement and (iii) any new reinsurance agreement entered into by the Reinsurer referred to in clause (c) of the definition of "Reinsurer Existing Reinsurance Agreements" in the HLIC Reinsurance Agreement.

"New Reinsurance Capacity" means, as of any date of determination, the product of (i) the excess (if any) of (x) [REDACTED] minus (y) the sum of the Percentage Reinsured for each fiscal year during the term of this Agreement or fraction thereof ending on or prior to such date minus (z) the New Insurance Policy Percentage Reinsured and (ii) the Aggregate Unreinsured Face Amount as of such date.

"Non-Guaranteed Elements" means cost of insurance charges, credited interest rates, mortality and expense charges, administrative expense risk charges, policyholder dividends, policy loads and any other policy features that are subject to change, and those items set forth in Actuarial Standard of Practice 1-Non-Guaranteed Charges or Benefits for Life Insurance Policies and Annuity Contracts in effect as of the Effective Time and any successor rules for such Non-Guaranteed Elements as in effect from time to time.

[REDACTED]

"Party" has the meaning set forth in the preamble.

[REDACTED]

                                    13

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[REDACTED]

"Payee" has the meaning set forth in Section 8.1.

"Percentage Reinsured" means, with respect to any fiscal year during the term of this Agreement or fraction thereof, the amount, expressed as a percentage, equal to (i) the aggregate face amount reinsured under each New Reinsurance Agreement entered into during such fiscal year or fraction thereof as of the effective date of such New Reinsurance Agreement, divided by (ii) the Aggregate Unreinsured Face Amount, which for the avoidance of doubt based on the definition of the "Aggregate Unreinsured Face Amount" will be determined as of the last day of the fiscal year ending immediately prior to such fiscal year in question or fraction thereof, or, with respect to the first fiscal year during the term of this Agreement, the Effective Time.

[REDACTED]

"Policy Loan Recoverables" means all policy loan repayments, policy loan interest and policy loan fees paid or payable in respect of the Covered Insurance Policies.

"Premiums" means premiums, considerations, deposits, loan repayments and similar amounts paid or payable in respect of the Covered Insurance Policies.

"Purchase Agreement" has the meaning set forth in the recitals.

"Qualified Existing Reinsurance Dispute" has the meaning set forth in Section 2.3(b).

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

"RBC Ratio" means the percentage equal to (i) the quotient of the Total Adjusted Capital of the Reinsurer DIVIDED BY the Company Action Level RBC, MULTIPLIED BY
(ii) 100.

"RBC Reporting Deadline" means, as of any date, the date that is either: (i) 75 calendar days after the end of each calendar year, or (ii) 60 calendar days after the end of any calendar quarter other than the calendar quarter ending on December 31.

"Recapture Date" has the meaning set forth in Section 9.3(a).

"Recapture Triggering Event" means any of the following occurrences:

[REDACTED]

"Recoverables" has the meaning set forth in Section 3.1(b).

"Reinsurance IMR" means the Interest Maintenance Reserve associated with the reinsurance by the Ceding Company on a modified coinsurance basis of the General Account

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Liabilities of certain of the Covered Insurance Policies, determined in accordance with SAP applicable to the Underlying Companies that issued such Covered Insurance Policies.

"Reinsurance IMR Investment Income" shall be equal to the investment income earned on the assets supporting the Reinsurance IMR.

"Reinsurance Recoverables" means all amounts due or payable to the Ceding Company under the Existing Reinsurance Agreements, including all recoverables, returns, amounts in respect of profit sharing and all other sums to which the Ceding Company may be entitled under the Existing Reinsurance Agreements.

[REDACTED]

"Reinsured Liabilities" means the General Account Liabilities, the Separate Account Liabilities and any Reinsurer Extra-Contractual Obligations.

"Reinsurer" has the meaning set forth in the preamble.

[REDACTED]

"Reinsurer Extra-Contractual Obligations" means all Extra-Contractual Obligations arising out of, resulting from or relating to any act, error or omission on and after the Effective Time, whether or not intentional, negligent, in bad faith or otherwise, by the Reinsurer or any of its Affiliates, or any service providers or Distributors engaged or compensated by the Reinsurer or its Affiliates or otherwise other than any Ceding Company Extra-Contractual Obligations.

"Reinsurer Indemnified Parties" has the meaning set forth in Section 10.2.

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"Reinvestment Event" means the following occurrence at any time following a
Trust Withdrawal Event:

[REDACTED]

"Related Trust" means reserve trust accounts established by the Reinsuer [REDACTED] in connection with the transactions contemplated by the Purchase Agreement and related agreements.

"Required Balance" means an amount equal to [REDACTED] of the Net Reserves.

"Reserve Credit" means full Statutory Financial Statement credit for the reinsurance ceded to the Reinsurer under this Agreement or under any other Reinsurance Agreement in the relevant company's NAIC Annual Statement Blank and in all Statutory Financial Statements required to be filed with any Governmental Body charged with supervision of insurance companies in all United States jurisdictions in which such company is licensed, authorized or accredited to transact business.

"Reserve Credit Event" means any event that would cause the Ceding Company to not be permitted to receive Reserve Credit on any of its Statutory Financial Statements and that such event has not been remedied prior to the last calendar day of the calendar quarter in which such event occurs.

"SAP" means, with respect to any insurance company, the statutory accounting principles prescribed or permitted by the insurance regulatory authorities of the state of domicile of such insurance company or other applicable jurisdictions.

"Separate Account Liabilities" means all liabilities, obligations, expenses and Taxes (for the avoidance of doubt, other than Taxes measured by or imposed on the income of the Ceding Company) arising out of or relating to the Covered Insurance Policies, whether incurred before, at or after the Effective Time, to the extent payable out of the Separate Accounts.

"Separate Account Reserves" means the aggregate amount of reserves and deposits of the Ceding Company or any applicable Underlying Company attributable to the Separate Account Liabilities (as would be described in Exhibits 3, 4 and 6 of the Statutory Financial Statements related to separate accounts of the Ceding Company or any such Underlying Ceding Company or any successors to such exhibits), calculated in accordance with SAP.

"Separate Accounts" means the registered and unregistered separate accounts of the Ceding Company and the Underlying Companies applicable to the Covered Insurance Policies as identified in Schedule 1.1(H) hereto.

"Settlement Statement" has the meaning set forth in Section 3.4(a).

"Statutory Book Value" means with respect to any Eligible Asset, the dollar amount thereof stated on the Statutory Financial Statements as admitted assets of the Reinsurer, as determined in accordance with the statutory accounting requirements in the Reinsurer's state of domicile, but disregarding any permitted practices applicable to the Reinsurer.

"Statutory Financial Statements" means, with respect to any Person, the annual and quarterly statutory financial statements of such Person filed with the Governmental Body charged with supervision of insurance companies in the jurisdiction of domicile of such Person to the extent such Person is required by Applicable Law to prepare and file such financial statements.

"Terminal Accounting Period" means the Accounting Period during which the Recapture Date or the Termination Date, as applicable, occurs.

"Terminal Settlement" has the meaning set forth in Section 9.4.

"Terminal Settlement Statement" has the meaning set forth in Section 9.4.

"Termination Date" has the meaning set forth in Section 9.3(b).

"Termination Event" means any failure by the Ceding Company (or any successor by operation of law of the Ceding Company, including, but not limited to, any receiver, liquidator, rehabilitator, conservator or similar Person of the Ceding Company) to pay any material amount due to the Reinsurer under this Agreement payable by the Ceding Company (including any Recoverables received by the Ceding Company and payable to the Reinsurer) and such failure has not been cured within 90 calendar days after written notice thereof from the Reinsurer.

"Third-Party Claim" has the meaning set forth in Section 10.3(a).

"Total Adjusted Capital" means, with respect to any insurance company, its total adjusted capital as calculated in accordance with the most current formula for calculating such amount adopted by the insurance regulatory authority in such insurance company's state of domicile.

"Transaction Agreements" means the Purchase Agreement and each of the Ancillary Agreements other than this Agreement.

"Treasury Regulations" means the Treasury Regulations (including temporary and proposed Treasury Regulations) promulgated by the United States Department of Treasury with respect to the Code or other United States federal Tax statutes.

"Triggering Event" shall occur if [REDACTED]

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[REDACTED]

"Trust Account" means the trust account established by the Reinsurer for the benefit of the Ceding Company under the Trust Agreement.

[REDACTED]

"Trust Withdrawal Event" has the meaning set forth in Section 4.11(a).

"Trust Withdrawal Event Conditions" means [REDACTED]

"Trust Withdrawal Event Acknowledgement" has the meaning set forth in Section 4.11(a).

"Trust Withdrawal Event Notice" has the meaning set forth in Section 4.11(a).

"Trust Withheld Assets" means those assets required to be held by the Ceding Company in trust for the benefit of any Underlying Company (and not transferred to the Reinsurer) with respect to any Covered Insurance Policies reinsured on a coinsurance basis under any Underlying Reinsurance Agreement.

"Trustee" has the meaning set forth in Section 4.2(a).

"UCC" means the Uniform Commercial Code as in effect from time to time in the Ceding Company's state of domicile.

"Unamortized Portion of the Ceding Commission" means, [REDACTED] If the Parties cannot agree on the amount of the Unamortized Portion of the Ceding Commission as of the Termination Date or Recapture Date, as applicable, the issue will be referred to, and conclusively determined by [REDACTED]

[REDACTED] whose fees will be shared equally by the Parties.

"Underlying Companies" means the insurance companies that have ceded any liabilities or obligations under Covered Insurance Policies to the Ceding Company pursuant to any Underlying Reinsurance Agreement.

"Underlying Reinsurance Agreements" means the reinsurance agreements listed in
Schedule 1.1(C) under which the Underlying Companies have ceded any liabilities or obligations under Covered Insurance Policies to the Ceding Company.

                                  ARTICLE II.
                  BASIS OF REINSURANCE AND BUSINESS REINSURED

SECTION 2.1  REINSURANCE.

(a) Subject to the terms and conditions of this Agreement, as of the Effective Time, the Ceding Company hereby cedes on an indemnity reinsurance basis to the Reinsurer, and the Reinsurer hereby accepts and agrees to assume and indemnity reinsure, one hundred percent (100%) of all General Account Liabilities on a combined coinsurance basis and modified coinsurance basis (net of Collectible Reinsurance) and one hundred percent (100%) of all Separate Account Liabilities on a modified coinsurance basis. In addition, on and after the Effective Time, the Reinsurer hereby assumes all Reinsurer Extra-Contractual Obligations. This Agreement is solely between the Ceding Company and the Reinsurer and shall not create any legal relationship whatsoever between the Reinsurer and any Person other than the Ceding Company. The reinsurance effected under this Agreement shall be maintained in force, without reduction, unless such reinsurance is recaptured, terminated or reduced as provided herein. On and after the Effective Time, the Reinsurer shall be obligated to make payments to or on behalf of the Ceding Company, as and when due, of all Reinsured Liabilities in accordance with
Article III.

(b) Upon the reinstatement or reissuance of any lapsed or surrendered Covered Insurance Policy in accordance with the terms thereof, such Covered Insurance Policy shall be automatically reinsured hereunder.

SECTION 2.2  SEPARATE ACCOUNTS.

(a) For each of the Covered Insurance Policies, the amount to be invested on a variable basis in accordance with the terms of such Covered Insurance Policy shall be held by the Ceding Company or the Underlying Companies, as applicable, in the Separate Accounts, and all Premiums with respect to such Covered Insurance Policy shall be deposited in the Separate Accounts to the extent required to be deposited therein by such Covered Insurance Policy.

From and after the Effective Time, the Ceding Company shall retain, control and own all assets contained in the Ceding Company's Separate Accounts and shall hold its Separate Account Reserves with respect to the Covered Insurance Policies that are funded, in whole or in part, by one or more of the Ceding Company's Separate Accounts and such Separate Account Reserves shall be reported by the Ceding Company on its Separate Account balance sheets, consistent with SAP. The Reinsurer acknowledges that the Underlying Companies will retain, control and own all assets contained in such Underlying Companies' Separate Accounts and shall hold such Underlying Companies' Separate Account Reserves with respect to the Covered Insurance Policies that are funded, in whole or in part, by one or more such Underlying Companies' Separate Accounts.

(b) For each of the Covered Insurance Policies, the amount to be paid with respect to surrenders, loans, annuitization payments, death benefits, Compensation or any other amounts with respect to such Covered Insurance Policy shall be paid out of the Separate Accounts to the extent required by such Covered Insurance Policy. For purposes hereof, the Reinsured Liabilities attributable to the Covered Insurance Policies shall be apportioned between the General Account Liabilities and the Separate Account Liabilities in a manner consistent with the applicable Covered Insurance Policies and Applicable Law.

[REDACTED]

[REDACTED]

SECTION 2.4 NON-GUARANTEED ELEMENTS. The Ceding Company shall set all Non-Guaranteed Elements under the Covered Insurance Policies from and after the Effective Time, taking into account the recommendations of the Reinsurer acting in its capacity as Administrator under the Administrative Services Agreement with respect thereto, which the Ceding Company shall only reject in good faith and on a reasonable basis that such recommendations fail to comport with Applicable Law, applicable Actuarial Standards of Practice or the terms of any Covered Insurance Policy. The Ceding Company shall, to the extent it has rights to do so, convey to the Underlying Companies under the Underlying Reinsurance Agreements the recommendations of the Reinsurer with respect to Non-Guaranteed Elements as if such recommendations were the Ceding Company's own. The Ceding Company will indemnify the Reinsurer for Losses arising out of any failure of the Ceding Company to implement or otherwise put into effect the Reinsurer's recommendations with respect to Non-Guaranteed

Elements in accordance with this Section, other than to the extent that following such recommendation would have violated any Applicable Law, applicable Actuarial Standards of Practice or the terms of any Covered Insurance Policy.

SECTION 2.5 RESERVES AND LIABILITIES REPORTING. Pursuant to the Administrative Services Agreement and in accordance with the terms thereof, the Reinsurer shall, in its capacity as Administrator, provide to the Ceding Company information relating to the reserves and liabilities in respect of the Covered Insurance Policies.

SECTION 2.6 INSURANCE CONTRACT CHANGES. Except as directed by the Reinsurer or as performed by the Reinsurer (or its duly appointed assignee or delegatee) acting on behalf of the Ceding Company in its capacity as Administrator, the Ceding Company, on its own initiative, shall not change the terms or conditions of any Covered Insurance Policy, other than for any change required by the terms of any Covered Insurance Policies, any Governmental Body or Applicable Law. If the Reinsured Liabilities under any of the Covered Insurance Policies are changed (a) because of changes made on or after the Effective Time in the terms and conditions of the Covered Insurance Policies effected by the Reinsurer, including in its capacity as Administrator, or (b) pursuant to the terms of any Covered Insurance Policies or by reason of the requirements of any Governmental Body or Applicable Law, the Reinsurer will participate, on the reinsurance basis set forth in Section 2.1, and assume one hundred percent (100%) of all liabilities and obligations resulting from such changes and shall fully indemnify the Ceding Company and hold the Ceding Company harmless with respect to such changes, in each case, subject to the terms and conditions of this Agreement. With respect to any change that, despite being required by the terms of any Covered Insurance Policies, any Governmental Body or Applicable Law, the Reinsurer is not implementing, the Ceding Company shall, to the extent practicable, prior to the effectiveness of any such change, promptly notify the Reinsurer of such proposed change and afford the Reinsurer, at the Reinsurer's expense, the opportunity, to the extent practicable, to object to such change under applicable administrative procedures (both formal and informal). In the event the Reinsurer seeks to object as provided in the previous sentence, the Reinsurer shall indemnify and hold the Ceding Company harmless for any Loss so suffered by the Ceding Company in accordance with Article X.

SECTION 2.7 FOLLOW THE FORTUNES. The Reinsurer's liability under this Agreement shall attach simultaneously with that of the Ceding Company under the Covered Insurance Policies, and the Reinsurer's liability under this Agreement shall be subject in all respects to the same risks, terms, rates, conditions, interpretations, assessments, waivers, proportion of Premiums paid to the Ceding Company without any deductions, and to the same modifications, alterations, terminations and recaptures, as the respective Covered Insurance Policies and Reinsured Liabilities to which liability under this Agreement attaches, the true intent of this Agreement being that the Reinsurer shall, subject to the terms, conditions, and limits of this Agreement, follow the fortunes of the Ceding Company under the Covered Insurance Policies, and the Reinsurer shall be bound, without limitation, by all payments and settlements under the Covered Insurance Policies.

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

                                  ARTICLE III.
    TRANSFER OF ASSETS; PAYMENTS; SETTLEMENTS; ADMINISTRATION AND ACCOUNTING

SECTION 3.1  PAYMENTS BY THE CEDING COMPANY.

(a) As consideration for the Reinsurer's agreement to provide reinsurance pursuant to this Agreement, the Ceding Company hereby sells, assigns, transfers and delivers to the Reinsurer, effective as of the Effective Time, in accordance with the Purchase Agreement, to the Reinsurer, (i) Investment Assets selected in accordance with the Purchase Agreement with a Statutory Book Value (as such term is defined in the Purchase Agreement) equal to (A) the Initial Reinsurance Premium, MINUS (B) the value of Policy Loans assigned to the Reinsurer hereunder, MINUS (C) the Accrued Investment Income transferred to the Reinsurer hereunder and MINUS (D) the Tax Gross-Up Change in IMR, in each case determined by reference to the Estimated Statement of General Account Net Settlement for the Ceding Company with respect to the Covered Insurance Policies hereunder pursuant to the Purchase Agreement, (ii) the Policy Loans identified on line B.2 of the Statement of General Account Net Settlement, (iii) the Accrued Investment Income identified on line B.1 of the Statement of General Account Net Settlement and (iv) cash in an amount equal to the Tax Gross-Up Change in IMR. Such transfer shall be adjusted following the date hereof in accordance with the procedures set forth therefor in the Purchase Agreement.

(b) As additional consideration for the reinsurance provided herein, subject to
Section 2.3(b), the Ceding Company hereby sells, assigns, transfers and delivers to the Reinsurer, effective as of the Effective Time, all of the Ceding Company's (or any of its Affiliates') right, title and interest in the following with respect to the Covered Insurance Policies or the Existing Reinsurance Agreements receivable by the Ceding Company and attributable to periods on and after the Effective Time (items (i) through (iv), collectively, the "Recoverables"):

       (i)  Premiums;

       (ii) Reinsurance Recoverables, but not including any amounts to the extent attributable to any Excluded Liabilities retained by the Ceding Company including the Ceding Company Extra-Contractual Obligations;

       (iii) Without duplication, all charges and fees, including, management fees, marketing and distribution fees, cost of insurance charges, premium loads, record-keeping fees, policy loan fees, mortality and expense risk charges, administrative expense charges, rider charges, contract maintenance charges, back-end sales loads and other considerations billed separately, and amounts for the pre-Tax amount of any expense reimbursement (other than "soft dollars"), indemnification, revenue-sharing or other payments paid or payable to the Ceding Company or any of its Affiliates by any mutual fund organization attributable to the use of such organization's mutual funds as funding vehicles to the extent attributable to the Covered Insurance Policies, but not including any amounts to the extent attributable to any Excluded Liabilities retained by the Ceding Company including the Ceding Company Extra-Contractual Obligations; and

       (iv) Without duplication, all other payments, collections, releases of funds paid or payable to the Ceding Company or any of its Affiliates and recoveries relating to the Reinsured Liabilities or the Covered Insurance Policies (including releases of funds (including releases of investment income to the Ceding Company) out of the Separate Accounts) but not including any amounts recovered to the extent attributable to any Excluded Liabilities retained by the Ceding Company including the Ceding Company Extra-Contractual Obligations.

To the extent the foregoing sentences are ineffective to transfer ownership of the type of asset described, the Ceding Company agrees to execute and record or cause its Affiliates to execute and record all additional instruments, bills of sale, deeds and other documents necessary to transfer such asset as soon practicable after the Effective Time. Direct receipt by the Reinsurer or any of its Affiliates of any such amounts shall satisfy any obligation of the Ceding Company to transfer any such amount to the Reinsurer hereunder. Any Recoverables paid to, or received by, any Affiliate of the Ceding Company shall be deemed to have been received by the Ceding Company and shall be payable hereunder as if received directly by the Ceding Company.

(c) The Ceding Company hereby appoints the Reinsurer as its agent to collect all Recoverables in the Ceding Company's name for the account of the Reinsurer. The Ceding Company agrees and acknowledges that the Reinsurer and its permitted assigns and delegatees are entitled to enforce, in the name of the Ceding Company, all rights at law or in equity or good faith claims of the Ceding Company with respect to such Recoverables. If necessary for such collection, the Ceding Company shall reasonably cooperate, at the Reinsurer's expense, in any litigation or other dispute resolution mechanism relating to such collection. The Parties acknowledge and agree that the Ceding Company shall have no obligation to seek collection of any Recoverables and that the Reinsurer shall be responsible for and has hereby assumed the financial risk of any uncollected or uncollectible Recoverables from any payors thereof (other than the Ceding Company or any of its Affiliates). To the extent that the Ceding Company recovers any Recoverables from any third party attributable to the Covered Insurance Policies, the Ceding Company shall, in accordance with Section 3.4, transfer such amounts to the Reinsurer, together with any pertinent information that the Ceding Company may have relating thereto.

SECTION 3.2 PAYMENTS BY THE REINSURER. In consideration of the reinsurance by the Ceding Company of the Covered Insurance Policies, the Reinsurer shall pay to the Ceding Company, on the Closing Date, its share of the Ceding Commission attributable to the reinsurance hereunder in the manner contemplated in Section 3.3(b) of the Purchase Agreement. In addition, the Reinsurer shall pay and discharge all payments made under or as a result of the Reinsured Liabilities which are or which become due and payable at or at any time after the Effective Time.

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SECTION 3.3  MODIFIED COINSURANCE.

(a) The Reinsurer agrees that the Ceding Company shall retain, maintain, and own, and shall permit the Underlying Companies under the Covered Insurance Policies to retain, maintain, and own, their respective General Account Modified Coinsurance Assets collectively equal to the General Account Modified Coinsurance Amount.

(b) Simultaneously with the payment of the Initial Reinsurance Premium pursuant to Section 3.1(a), the Ceding Company shall withhold from the Reinsurer an amount equal to the General Account Modified Coinsurance Amount, if any, as at the Effective Time as an initial General Account Modified Coinsurance Adjustment.

SECTION 3.4  NET SETTLEMENT.

(a) During the term of this Agreement, a settlement amount between the Ceding Company and the Reinsurer as of the last day of each Accounting Period or other shorter period as agreed upon by the Parties (the "Net Settlement") shall be calculated by the Reinsurer in accordance with clause (b) below, and a statement setting forth details of such calculation (the "Settlement Statement") containing the information set forth in Exhibit B hereto shall be delivered by the Reinsurer to the Ceding Company in accordance with the Administrative Services Agreement. If the amount of the Net Settlement for an Accounting Period is positive, the Ceding Company shall pay such amount to the Reinsurer within 5 Business Days of its receipt of the Settlement Statement for such Accounting Period. If the amount of the Net Settlement for an Accounting Period is negative, the Reinsurer shall pay the absolute value of such amount to the Ceding Company within 5 Business Days from the date it delivers the Settlement Statement for such Accounting Period to the Ceding Company.

(b) The Net Settlement with respect to any Accounting Period for the reinsurance covered hereunder is equal to the following:

       (i) the Recoverables actually received by the Ceding Company or the Reinsurer with respect to the Covered Insurance Policies during such Accounting Period (without duplication for amounts under clauses
            (iv), (v) and (vi) below); MINUS

       (ii) the General Account Liabilities payable by the Reinsurer on a cash basis in respect of the Covered Insurance Policies during such Accounting Period; MINUS

       (iii) the Separate Account Liabilities payable out of the Separate Accounts in respect of the Covered Insurance Policies during such Accounting Period; MINUS

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

       (iv) the Reinsurance IMR as of the close of such Accounting Period less the Reinsurance IMR as of the close of the preceding Accounting Period; PLUS

       (v) the General Account Modified Coinsurance Investment Income and the Reinsurance IMR Investment Income, in each case, received with respect to such Accounting Period; MINUS

       (vi) the General Account Modified Coinsurance Adjustment with respect to such Accounting Period.

(c) To the extent that the Reinsurer makes any direct payments from its own funds or out of any Separate Account to or on behalf of the Ceding Company in respect of Reinsured Liabilities in respect of an Accounting Period, whether in its capacity as Administrator or otherwise, the amount of any such payments shall be deducted from the amount payable included in clause (ii) or clause
(iii), as applicable, of Section 3.4(b) for such Accounting Period. In addition, to the extent Recoverables are actually received by, and are available to, the Reinsurer (or one of its Affiliates) in respect of an Accounting Period, whether in its capacity as Administrator or otherwise, the amount of any such Recoverables received shall be deducted from the amount of Recoverables included in clause (i) of Section 3.4(b) for such Accounting Period. To the extent that the Reinsurer makes any payments under the Hold Harmless and Indemnification Agreement, the amount of such payments shall be deducted from the amount payable included in clause (ii) or clause (iii), as applicable, of Section 3.4(b) and the Reinsurer shall be discharged of any obligation hereunder with respect thereto to the extent of such payment.

(d) With respect to the General Account Modified Coinsurance Investment Income, the Reinsurance IMR Investment Income, the Reinsurance IMR and the General Account Modified Coinsurance Adjustment (in each case that are not with respect to the Trust Withheld Assets) for an Accounting Period, to the extent that the calculation of any of such items would result in an amount payable to the Reinsurer, only such amounts as are actually received by the Ceding Company from the Underlying Companies under the Covered Insurance Policies by way of payment or offset or otherwise shall be included in such Net Settlement.

SECTION 3.5 DELAYED PAYMENTS. If there is a delayed settlement of any payment due hereunder, interest will accrue on such payment at the then applicable prime rate of interest, as reported by The Wall Street Journal (or, if The Wall Street Journal has ceased or suspended regular publication, another nationally distributed newspaper of general circulation reasonably selected by the Ceding Company) until settlement is made. For purposes of this Section 3.5, a payment will be considered overdue, and such interest will begin to accrue, on the 10th day immediately following the date such payment is due. For greater clarity, (i) a payment shall be deemed to be due hereunder on the last date on which such payment may be timely made under the applicable provision, and (ii) interest will not accrue on any payment due to a Party hereunder unless the delayed settlement thereof was caused by the other Party.

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SECTION 3.6  OFFSET AND RECOUPMENT RIGHTS. Any debits or credits incurred on or after the Effective Time in favor of or against either the Ceding Company or the Reinsurer with respect to this Agreement are deemed mutual debits or credits and may be set off and recouped, and only the net balance shall be allowed or paid. In the event of any liquidation, rehabilitation, conservation, supervision, receivership or similar proceeding by or against the Ceding Company or the Reinsurer, the rights of offset and recoupment set forth in this Section 3.6 shall apply to the fullest extent permitted by Applicable Law.

SECTION 3.7 ADMINISTRATION AND ACCOUNTING. Pursuant to the terms of the Administrative Services Agreement but subject to the Transition Services Agreement, the Reinsurer (or one of its Affiliates), in its capacity as Administrator, will administer the Covered Insurance Policies and the related administrative services agreements.

SECTION 3.8  CERTAIN REPORTS.

(a) At each RBC Reporting Deadline that pertains to a calendar year end, the Reinsurer shall provide to the Ceding Company the RBC Ratio of the Reinsurer as of the last day of such calendar year. At each RBC Reporting Deadline that pertains to a calendar quarter other than the calendar quarter ending on December 31, the Reinsurer shall provide to the Ceding Company: [REDACTED]

(b) During the term of this Agreement, regardless of whether the Reinsurer is required by Applicable Law to calculate its RBC Ratio, it shall calculate its RBC Ratio in accordance with the factors and formulae prescribed by the applicable Governmental Body with respect to a standalone life insurance company domiciled in the Reinsurer's jurisdiction of domicile as if the RBC Ratio calculation were still in effect with respect to the Reinsurer. In the event of an elimination by Applicable Law of the requirement for the Reinsurer to calculate risk based capital or a material change in the factors and formulae prescribed by the insurance regulatory authority in the Reinsurer's state of domicile with respect to the components and methodologies contained in the calculation of the RBC Ratio (including material changes to the calculation of Total Adjusted Capital), the Parties shall amend this Agreement to incorporate an alternative calculation that is reasonably equivalent to the components of and methodologies contained in the calculation of the Reinsurer's RBC Ratio in effect as of the Effective Time within 30 calendar days after the implementation of such change, and if the Parties cannot agree on any such alternative, the Reinsurer shall continue to calculate the RBC Ratio as if such material change had not occurred.

(c) The Reinsurer shall provide written notice of the occurrence of any Triggering Event or a Recapture Triggering Event (i) within 2 Business Days after becoming aware of its occurrence or (ii) in connection with its reporting of the RBC Ratio to the Governmental Body charged with supervision of insurance companies in the Reinsurer's jurisdiction of domicile or its good faith estimate of its RBC Ratio in connection with a confirmation under clause (a) above which would result in a Triggering Event or a Recapture Triggering Event. In addition, the Reinsurer shall cooperate fully with the Ceding Company and promptly respond to the Ceding Company's reasonable inquiries from time to time concerning the determination of whether a Triggering Event or a Recapture Triggering Event has occurred.

(d) The Reinsurer shall provide the Ceding Company with its annual and quarterly Statutory Financial Statements and a copy of its annual audited Statutory Financial Statements along with the audit report thereon, in each case to the extent not publicly available.

SECTION 3.9  RESERVED.

SECTION 3.10 BOOKS AND RECORDS. The Reinsurer shall, and shall cause its Affiliates to, preserve, until such date as may be required by the Reinsurer's standard document retention policies (or such other later date as may be required by Applicable Law), all books and records related to the Business. During such period, upon any reasonable request from the Ceding Company or its Representatives, the Reinsurer shall (a) provide to the Ceding Company and its Representatives reasonable access to such books and records during normal business hours; provided that such access shall not unreasonably interfere with the conduct of the business of the Reinsurer, and (b) permit the Ceding Company and its Representatives to make copies of such records, in each case, at no cost to the Ceding Company or its Representatives (other than for reasonable out-of-pocket expenses). Such books and records may be sought under this Section
3.10 by the Ceding Company for any reasonable purpose, including to the extent reasonably required in connection with accounting, litigation, federal securities disclosure or other similar purpose. Notwithstanding the foregoing, any and all such books and records may be destroyed by the Reinsurer if the Reinsurer sends to the Ceding Company written notice of its intent to destroy such records, specifying in reasonable detail the contents of the records to be destroyed; such records may then be destroyed after the 60th day following such notice unless the Ceding Company notifies the Reinsurer that it desires to obtain possession of such records, in which event the Reinsurer shall transfer the records to the Ceding Company and the Ceding Company

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

shall pay all reasonable expenses of the Reinsurer in connection therewith. Nothing herein shall require the Reinsurer to disclose any information to the Ceding Company or its Representatives if such disclosure would jeopardize any attorney-client privilege, the work product immunity or any other legal privilege or similar doctrine or contravene any Applicable Law, Court Order or Regulatory Agreement (including any confidentiality agreement with an unaffiliated litigant or regulator to which the Reinsurer or any of its Affiliates is a party) or require the Reinsurer to disclose its Tax records or any personnel or related records.

SECTION 3.11 LOCKBOX ACCOUNTS. The Reinsurer shall establish one or more lockboxes and accounts in the name of the Reinsurer to be used solely with respect to the Recoverables (each lockbox and related account, a "Lockbox Account"). The Lockbox Accounts shall be owned by the Reinsurer and all Recoverables received directly by the Reinsurer or any of its Affiliates shall be deposited in the Lockbox Accounts. The Reinsurer may, and at the request of the Reinsurer the Ceding Company shall, give written notice to each Person responsible for payment of any Recoverables after the Effective Time that such Recoverables have been sold and assigned to the Reinsurer and that payment thereof is to be made to the Reinsurer at the Lockbox Account designated by the Reinsurer. The Parties acknowledge that the Lockbox Accounts shall be subject to the terms of the Account Control Agreement (the "Lockbox Control Agreement") being entered into concurrently herewith by the Ceding Company, the Reinsurer and each bank with which a Lockbox Account is maintained (the "Lockbox Banks"). On and after the date hereof, if the Reinsurer establishes any additional Lockbox Account, upon the establishment of such Lockbox Account, it shall be subject to an account control agreement with the relevant lockbox bank substantially similar to the Lockbox Control Agreement entered into by the Ceding Company, the Reinsurer and each bank with which such Lockbox Account is maintained.

(a) Prior to the occurrence of a Triggering Event or a Recapture Triggering Event, the disposition of assets in the Lockbox Accounts shall be at the sole direction and discretion of the Reinsurer. Subject to Section 3.11(b) below, upon the occurrence, and during the continuance, of a Triggering Event or a Recapture Triggering Event, Recoverables collected in the Lockbox Accounts shall be transferred by the Reinsurer directly to the Custodial Account on a daily basis.

(b) Upon the occurrence, and during the continuance, of a Recapture Triggering Event and upon notice by the Ceding Company to the Reinsurer and the Lockbox Banks, (x) the Reinsurer shall cease to be entitled to direct the disposition of assets in the Lockbox Accounts and (y) the Ceding Company shall be entitled, without the consent of the Reinsurer, to direct the Lockbox Banks to transfer assets in the Lockbox Accounts to the Custodial Account. During any period in which the Ceding Company is entitled to give the direction referred to in clause
(y) of the preceding sentence, the Ceding Company shall cause Recoverables collected in the Lockbox Accounts to be transferred to the Custodial Account on a daily basis.

SECTION 3.12 OWNERSHIP OF RECOVERABLES. The Parties intend that the Ceding Company's assignment pursuant to Section 3.1(b) to be a present sale and assignment of all of

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

the Ceding Company's rights, title and interest in the Recoverables and not an assignment for security. All monies, checks, drafts, money orders, postal notes and other instruments that may be received after the Effective Time by the Ceding Company for Recoverables shall be held in trust by the Ceding Company for the benefit of the Reinsurer and shall be promptly transferred and delivered to the Reinsurer, and any such instruments when so delivered shall bear all endorsements required to effect the transfer of same to the Reinsurer. The Reinsurer is hereby authorized to endorse for payment to the Reinsurer any such checks, drafts, money orders and other instruments pertaining to the Recoverables that are payable to, or to the order of, the Ceding Company and received by the Reinsurer under this Agreement, whether they are delivered to the Lockbox or otherwise transferred and delivered by the Ceding Company to the Reinsurer.

SECTION 3.13  REINSURER'S SECURITY INTEREST.

(a) To the extent that the assignment of Recoverables pursuant to Section 3.1(b) is not recognized as a present sale and assignment, is not valid or is recharacterized as a pledge rather than a lawful conveyance of ownership to the Reinsurer, the Ceding Company hereby grants to the Reinsurer a security interest in (i) all of the Ceding Company's right, title and interest (legal, equitable or otherwise), if any, to all Recoverables and all amounts and assets (including the Custodial Funds) held in, or investments thereof credited to, the Lockbox Accounts and the Custodial Account that are assigned to the Reinsurer hereunder as Recoverables and all proceeds of any and all of the foregoing and (ii) to the extent the Ceding Company is deemed to be the owner thereof, the Lockbox Accounts and the Custodial Account (collectively, the "Collateral") to secure all of the Ceding Company's obligations under this Agreement (including without limitation any obligation of the Ceding Company to pay the Terminal Settlement under Article IX). All costs and expenses incurred in connection with obtaining a first priority perfected security interest shall be borne by the Reinsurer. The Ceding Company hereby represents to the Reinsurer that as of the date hereof it has not granted any security interest in any Collateral to any Person other than as contemplated under this Section and during the term of this Agreement the Ceding Company will not grant any security interest in any Collateral to any Person other than the Reinsurer.

(b) Upon the failure of the Ceding Company to fully perform and comply with any of its material obligations under this Agreement (including, without limitation, under Sections 3.4 and 9.4), which failure is not caused by the Reinsurer (or one of its Affiliates) as Administrator and remains uncured 10 days after written notice thereof is received by the Ceding Company, and subject to Section 3.13(c), the Reinsurer shall have, in addition to all other rights under this Agreement or under Applicable Law, the following rights:

     (i) the right to exercise all rights and remedies granted a secured party under the UCC, as though all the Collateral constituted property subject to a security interest under Article 9 thereof;

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
    (ii) the right to set off against any and all of the Collateral any amounts owed by the Ceding Company hereunder;

    (iii) the right to intercept and retain monies and property in the Lockbox Account and otherwise;

    (iv) without giving rise to any right to double recovery under this Section
         3.13 and Section 10.2, the right to reasonable attorneys' fees incurred in connection with the enforcement of this Agreement or in connection with disposition of the Collateral; and

    (v)  the right to dispose of the Collateral in accordance with the UCC.

(c) This Section 3.13 is being included in this Agreement to ensure that, if an insolvency or other court determines that, notwithstanding the provisions of this Agreement and the express intent of the Parties, the Ceding Company retained ownership of, or any rights in the Collateral, the Reinsurer's rights to the Collateral are protected with a first priority, perfected security interest, and it is the intent of the Parties that this Section 3.13 be interpreted as such. Upon the occurrence and during the continuation of a Triggering Event or a Recapture Triggering Event, Sections 3.11 and 4.9 shall apply.

(d) Nothing contained herein shall be construed to support the conclusion that the Ceding Company will retain any ownership of or any rights in the Collateral after the Effective Time or to support the conclusion that the Reinsurer will not acquire full ownership thereof as of the Effective Time.

(e) On or prior to the Closing Date, the Ceding Company shall execute and deliver and the Reinsurer is authorized to execute and deliver any and all financing statements reasonably requested by the Reinsurer in order to perfect the Reinsurer's title and security interest under Article 9 of the UCC to any and all Recoverables and all other Collateral. From and after the Effective Time, the Ceding Company shall do such further acts and things as the Reinsurer may request in order that the security interest granted hereunder may be maintained as a first perfected security interest, including, without limitation, entry into a control agreement with each bank at which the Lockbox is maintained.

SECTION 3.14 NOVATION OF COVERED INSURANCE POLICIES. Following the Effective Time, if requested by the Reinsurer and subject to obtaining all applicable approvals from any Person, the Ceding Company shall cooperate with the Reinsurer and use its commercially reasonable efforts to novate any Covered Insurance Policies or the Underlying Reinsurance Agreements, other than any Covered Insurance Policies with amounts invested in Separate Accounts, from the Ceding Company to the Reinsurer or a designated Affiliate of the Reinsurer. The Ceding Company shall promptly advise the Reinsurer of any communications with respect to any such proposed novation. All correspondence from either the Ceding Company or the Reinsurer to any policyholder under any Covered Insurance Policy or to any Underlying Company under any Underlying Reinsurance Agreement as applicable, in connection with any such proposed novation shall be in a form approved by the other Party; provided that any such approval shall not be unreasonably withheld, conditioned or delayed. At the Reinsurer's instruction and expense and subject to obtaining all applicable approvals from any Person, the Ceding Company shall effect any such action with respect to any such proposed novation as the Reinsurer shall reasonably request, including sending correspondence requesting that a Covered Insurance Policy or Underlying Reinsurance Agreement be novated to the Reinsurer or a designated Affiliate of the Reinsurer in a form approved by the Reinsurer. The Parties shall share the cost of obtaining any consents required for any novations of any of the Underlying Reinsurance Agreements listed on Schedule 8.13(b) of the Business Disclosure Schedule delivered pursuant to the Purchase Agreement on the same basis as provided in Section 8.13(b) of the Purchase Agreement and taking into account any amounts paid by the parties to the Purchase Agreement under Section 8.13(b) of the Purchase Agreement for purposes of applying any applicable caps to the parties obligations in connection thereto. Reinsurer shall be responsible for the cost of obtaining any other consents for the novations contemplated by this Section
3.14. Any Covered Insurance Policy or Underlying Reinsurance Agreement that is novated to the Reinsurer pursuant to this Section shall cease to be a Covered Insurance Policy or an Underlying Reinsurance Agreement upon the effectiveness of such novation.

[REDACTED]

[REDACTED]

                                  ARTICLE IV.
                          LICENSES; REINSURANCE CREDIT

SECTION 4.1 LICENSES. At all times during the term of this Agreement, the Reinsurer shall hold and maintain all licenses and authorizations required under Applicable Law and otherwise take all action that may be necessary (i) so that the Ceding Company may receive Reserve Credit, and (ii) to perform its obligations hereunder.

[REDACTED]

[REDACTED]

                                   ARTICLE V.
                  OVERSIGHTS; COOPERATION; REGULATORY MATTERS

SECTION 5.1 OVERSIGHTS. Unintentional or inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder
(i) shall not relieve either Party from any liability or obligation which would have attached had such delay, error or omission not occurred; and (ii) both Parties shall be restored as closely as possible to the positions they would have occupied if no delay, error or omission had occurred, provided that, in all cases, such error or omission is rectified as soon as reasonably practicable after discovery by the Party making such error or omission or responsible for such delay, and provided, further, that said responsible Party shall be responsible for any additional liability or obligation which attaches as a result.

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
SECTION 5.2 COOPERATION. Each Party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement, including making available to each their respective officers, employees and agents for interviews and meetings with Governmental Bodies and furnishing any additional assistance, information and documents as may be reasonably requested by a party from time to time.

SECTION 5.3 REGULATORY MATTERS. Subject to the provisions of Article X and solely to the extent not otherwise covered by the Administrative Services Agreement, if the Ceding Company or the Reinsurer receives notice of, or otherwise becomes aware of, any inquiry, investigation or proceeding from or at the direction of a Governmental Body relating to or affecting the Covered Insurance Policies that would reasonably be expected to have an adverse effect on the other Party, the Ceding Company or the Reinsurer, as applicable, shall promptly notify the other Party thereof, whereupon the Parties, at their own expense, shall cooperate in good faith and use their respective commercially reasonable efforts to resolve such matter in a mutually satisfactory manner, in light of all the relevant business, regulatory and legal facts and circumstances.

                                  ARTICLE VI.
                                    DAC TAX

SECTION 6.1 ELECTION. The Ceding Company and the Reinsurer jointly agree to the deferred acquisition cost Tax election pursuant to Section 1.848-2(g)(8) of the Treasury Regulations issued under Section 848 of the Code, each as in effect as of the Effective Time. In accordance with, and in furtherance of, that election:

(a) The Party with the net positive consideration for this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Code
Section 848(c)(1); and

(b) Both Parties shall exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

(c) Both Parties agree to make such election by timely attaching to their federal income Tax Returns the schedule contemplated by Treasury Regulation
Section 1.848-2(g)(8)(ii).

SECTION 6.2 DEFINITIONS. As used in this Article, the terms "net consideration," "net positive consideration," "specified policy acquisition expenses," and "general deductions limitation" are defined by reference to Treasury Regulation Section 1.848-2 and Code Section 848, in effect as of the Effective Time.

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

SECTION 6.3 EXCHANGE OF INFORMATION. The method and timing of the exchange of information contemplated by Section 6.1(b) shall be as follows:

(a) The Reinsurer shall submit a schedule to the Ceding Company by May 1 of each year of its calculation of the net consideration for the preceding calendar year.

(b) The Ceding Company may contest such calculation by providing an alternative calculation to the Reinsurer in writing within 30 days of the Ceding Company's receipt of the Reinsurer's calculation. If the Ceding Company does not so notify the Reinsurer, the Ceding Company shall report the net consideration as determined by the Reinsurer.

(c) If the Ceding Company contests the Reinsurer's calculation of the net consideration, the Parties shall act in good faith to reach an agreement as to the correct amount within 30 days of the date the Ceding Company submits its alternative calculation. If the Reinsurer and the Ceding Company do not reach agreement on the net consideration within such 30-day period, then the net consideration for such year shall be determined by an independent accounting firm acceptable to both the Reinsurer and the Ceding Company within 20 days after the expiration of such 30-day period.

(d) The Parties shall attach the final schedule to their respective federal income Tax Returns for each taxable year in which consideration is transferred under this Agreement. The schedule shall identify this Agreement and restate the election described in this Article and shall be signed by both Parties.

SECTION 6.4 EFFECTIVENESS. The Tax election described in Section 6.1 shall first become effective for the taxable year that includes the Effective Time and shall remain in effect for all years for which this Agreement remains in effect.

SECTION 6.5 UNITED STATES TAX STATUS REPRESENTATION. Each of the Parties represents and warrants that it is subject to United States taxation under the provisions of Subchapter L of Chapter 1 of Subtitle A of the Code.

                                  ARTICLE VII.
                                   INSOLVENCY

SECTION 7.1  INSOLVENCY OF THE CEDING COMPANY.

(a) In the event of the insolvency of the Ceding Company, all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Ceding Company or to its statutory liquidator, receiver or statutory successor on the basis of the liability of the Ceding Company under the

Covered Insurance Policies without diminution because of the insolvency of the Ceding Company, except to the extent (i) paid by the Reinsurer to a Payee in accordance with Section 8.1 or (ii) the Reinsurer has, with the consent of the applicable policyholder or Underlying Company, assumed any such Covered Insurance Policy or Underlying Reinsurance Agreement in substitution for the obligations of the Ceding Company to such Person.

(b) It is understood, however, that in the event of the insolvency of the Ceding Company, the liquidator, receiver or statutory successor of the Ceding Company shall give written notice of the pendency of a claim against the Ceding Company on a Covered Insurance Policy within a reasonable period of time after such claim is filed in the insolvency proceedings and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Ceding Company or its liquidator, receiver or statutory successor. It is further understood that the expense thus incurred by the Reinsurer shall be chargeable, subject to Applicable Law, against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.

                                 ARTICLE VIII.
                    CUT THROUGH AND NOVATIONS UPON RECAPTURE

SECTION 8.1 DIRECT PAYMENTS BY THE REINSURER. Subject to Applicable Law, in the event of the insolvency of the Ceding Company, the Reinsurer shall pay, in accordance with the Covered Insurance Policies or the Underlying Reinsurance Agreements, directly to the named insureds, Underlying Company or their designees entitled to receive payment thereunder (a "Beneficiary"), in each case in accordance with and as required by the applicable Covered Insurance Policy or Underlying Reinsurance Agreement (any such Beneficiary, a "Payee"), 100% of the General Account Liabilities due and payable by the Reinsurer to the Ceding Company under this Agreement with respect to such Covered Insurance Policy or Underlying Reinsurance Agreement, subject to the terms, conditions, exclusions and limitations of such Covered Insurance Policy or Underlying Reinsurance Agreement, in each case without duplication of any amounts paid by any reinsurer under any Reinsurer Existing Reinsurance Agreement directly to the Ceding Company with respect to such Covered Insurance Policy or Underlying Reinsurance Agreement pursuant to any endorsement or other provisions of the type contemplated in Section 8.4(b). Any such payment by the Reinsurer shall discharge the Ceding Company from its related payment obligation under the subject Covered Insurance Policy or Underlying Reinsurance Agreement to the extent of such payment and shall be treated as a payment by the Ceding Company for all purposes of such Covered Insurance Policy or Underlying Reinsurance Agreement and related documentation and otherwise. In the event of a payment by the Reinsurer pursuant to this Article VIII, the Reinsurer shall be entitled to all rights of the Ceding Company under the Covered Insurance Policy, in each case to the extent of payments under this Article VIII. The Ceding Company shall use commercially reasonable efforts to assist the Reinsurer in pursuing such rights.

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SECTION 8.2  SATISFACTION AND DISCHARGE. Any payment by the Reinsurer pursuant to this Article VIII shall be, to the extent of the payment, in substitution, satisfaction and discharge of the Reinsurer's obligations to the Ceding Company, or to its receiver, liquidator, rehabilitator, conservator or similar Person or statutory successor, under this Agreement. Neither this Article VIII, nor any other provision of this Agreement nor any applicable Covered Insurance Policy or Underlying Reinsurance Agreement, shall be construed in a manner which would subject the Ceding Company or the Reinsurer to liability for duplicative payment of Reinsured Liabilities reinsured under this Agreement. When there is a payment made by the Reinsurer under this Article VIII, the Reinsurer shall promptly furnish the Ceding Company with a report as to all Reinsured Liabilities paid pursuant to this Article VIII in connection with delivery of the Settlement Statement under Section 3.4. It is the intent of the Parties to comply with
Section 38a-88-10 of the Connecticut Insurance Regulations and any successor statute or amendments thereto. To the extent Section 8.1 or Section 8.2 is deemed to be inconsistent with such regulation, Section 7.1(a) shall be amended and restated without any further action by the Parties as follows:

     "(a) In the event of the insolvency of the Ceding Company, all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Ceding Company or to its statutory liquidator, receiver or statutory successor on the basis of the liability of the Ceding Company under the Covered Insurance Policies without diminution because of the insolvency of the Ceding Company, except to the extent the Reinsurer has, with the consent of the applicable policyholder or Underlying Company, assumed any such Covered Insurance Policy or Underlying Reinsurance Agreement in substitution for the obligations of the Ceding Company to such Person."

SECTION 8.3 REDOMESTICATION OF THE CEDING COMPANY. The Ceding Company covenants and agrees that it shall not redomesticate to a state unless the Applicable Laws of such state contain an insolvency clause substantially similar to Connecticut Insurance Regulation Section 38a-88-10.

[REDACTED]

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
[REDACTED]

                                  ARTICLE IX.
                              DURATION; RECAPTURE

SECTION 9.1  DURATION. This Agreement shall continue in force until such time as
(i) the Ceding Company's liabilities and obligations arising out of or related to all Covered Insurance Policies reinsured hereunder are terminated in accordance with their respective terms, or (ii) the Ceding Company has elected to recapture the reinsurance of Covered Insurance Policies in full in accordance with Section 9.3(a) and the Terminal Settlement has been completed in accordance with Section 9.4, or (iii) the Reinsurer has elected to terminate this Agreement in accordance with Section 9.3(b) and the Terminal Settlement has been completed in accordance with Section 9.4.

SECTION 9.2 SURVIVAL. Notwithstanding the other provisions of this Article IX, the terms and conditions of Articles I, IX and X and the provisions of Sections 11.1, 11.3, 11.5, 11.8 and 11.9 shall remain in full force and effect after the termination or recapture of this Agreement. In no event shall the termination of this Agreement affect the status of any Recoverables received and attributable to any Accounting Period (or a portion thereof) prior to such termination as provided in Sections 3.12 and 3.13.

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

SECTION 9.3  TERMINATION AND RECAPTURE.

(a) Upon the occurrence of a Recapture Triggering Event, the Ceding Company shall have the right, but not the obligation, to recapture all, and not less than all, of the reinsurance ceded under this Agreement, by providing the Reinsurer with written notice of its intent to effect recapture. Recapture of the Covered Insurance Policies shall be effective on the 10th day following the day on which the Ceding Company has provided the Reinsurer with such notice (the "Recapture Date").

(b) Upon the occurrence of a Termination Event, the Reinsurer shall have the right, but not the obligation, to terminate this Agreement by providing the Ceding Company with written notice of its intent to terminate. Termination of this Agreement shall be effective on the date specified in such notice (the "Termination Date"). Upon termination of this Agreement pursuant to this Section 9.3(b), the Ceding Company shall be deemed to have recaptured all Reinsured Liabilities. Recapture of the Covered Insurance Policies shall be effective on the Termination Date.

(c) Upon recapture by the Ceding Company pursuant to Section 9.3(a) or Section 9.3(b), the Ceding Company will only recapture liabilities and obligations arising under the express terms of the Covered Insurance Policies and will not be liable for any Reinsurer Extra-Contractual Obligations arising before the Recapture Date or Termination Date, as applicable or if arising after the Recapture Date or Termination Date, as applicable, to the extent attributable to a direction or request of the Reinsurer or any of its Affiliates.

(d) Following a termination or recapture pursuant to this Section 9.3, subject to the payment obligations described in Section 9.4, both the Ceding Company and the Reinsurer will be fully and finally released from all rights and obligations under this Agreement in respect of the Covered Insurance Policies, other than any payment obligations incurred hereunder prior to the Recapture Date or Termination Date but still unpaid on such date. Following the consummation of the recapture or termination, (i) no additional Recoverables or other amounts payable under such Covered Insurance Policies shall be payable to the Reinsurer hereunder nor, for the avoidance of doubt, shall the Reinsurer have any further right to receive any Recoverables, (ii) the Reinsurer (including in its capacity as Administrator) shall be relieved of on-going responsibilities for servicing the Covered Insurance Policies in accordance with the terms of the Administrative Services Agreement, and (iii) the Reinsurer shall have no further obligations with respect to payment of claims, reinsurance of Reinsured Liabilities or any other obligations whatsoever under this Agreement except for obligations under the provisions that expressly survive termination as provided in Section 9.2. Upon a recapture or termination pursuant to this Section 9.3, the Reinsurer will sell, assign, transfer and deliver to the Ceding Company, effective as of the Recapture Date or Termination Date, as applicable, all of Reinsurer's right, title and interest in the Recoverables and the security interest granted pursuant to Section 3.13 shall be automatically released.

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(e) Notwithstanding the remedies contemplated by this Article IX, Article IV or elsewhere in this Agreement or the other Transaction Agreements, if a Recapture Triggering Event has occurred, the Ceding Company may, in its sole discretion, require direct payment by the Reinsurer of any sum in default under this Agreement or any other Transaction Agreement in lieu of exercising its recapture rights under this Article IX, and it shall be no defense to any such claim that the Ceding Company might have had other recourse.

SECTION 9.4 PAYMENTS ON TERMINATION OR RECAPTURE. In connection with a termination or recapture pursuant to Section 9.3, the Reinsurer shall prepare a settlement statement within 15 calendar days of the Recapture Date or the Termination Date (the "Terminal Settlement Statement") setting forth the terminal settlement for the Terminal Accounting Period (the "Terminal Settlement"). In the case of recapture by the Ceding Company pursuant to Section 9.3(a), the Terminal Settlement shall be calculated in accordance with Exhibit C-1. In the case of a termination by the Reinsurer pursuant to Section 9.3(b), the Terminal Settlement shall be calculated in accordance with Exhibit C-2.

[REDACTED]

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SECTION 9.5  ASSIGNMENT OF REINSURER EXISTING REINSURANCE AGREEMENTS FOLLOWING
RECAPTURE. In connection with the recapture under Section 9.3 of this Agreement, to the extent any Reinsurer Existing Reinsurance Agreements are assignable without consent of the reinsurer thereof, effective as of the Termination Date or Recapture Date, as applicable, each such Reinsurer Existing Reinsurance Agreement shall be assigned automatically to the Ceding Company so that the Ceding Company shall have the benefits and obligations under each such Reinsurer Existing Reinsurance Agreement. In addition, as soon as practicable after receipt of a notice of termination or recapture pursuant to Section 9.3 and following the Termination Date or Recapture Date, as applicable, the Parties shall cooperate and use commercially reasonable efforts to seek to novate or assign the Reinsurer Existing Reinsurance Agreements to the Ceding Company with effect as of the Termination Date or Recapture Date, as applicable, whereupon the Ceding Company shall have the benefits and obligations under such Reinsurer Existing Reinsurance Agreements, in each case as of the Termination Date or Recapture Date, as applicable.

SECTION 9.6 EQUITABLE REMEDIES. The Parties agree that irreparable harm for which damages will not provide a full and effective remedy will result if the provisions of this Article IX are not strictly and timely enforced and that, in addition to the rights under this Article IX, the rights under Article X, and any legal remedies the Parties may have, equitable remedies including but not limited to prohibitory injunction, mandatory injunction, preliminary injunction, emergency injunction, restraining order and specific performance shall be appropriate relief in enforcing these provisions and maintaining this Agreement in full force and effect. The Parties expressly waive the defense that a remedy in damages alone will be adequate or that equitable remedies, including injunction and specific performance are not appropriate for any reason at law or equity. For purposes of enforcing the provisions of this Article IX, the Parties agree that the appropriate forum for determining such matters shall be the courts of the Ceding Company's state of domicile, and the Parties hereby submit to the jurisdiction and venue of such courts.

                                   ARTICLE X.
                          INDEMNIFICATION; DISCLAIMER

SECTION 10.1 REINSURER'S OBLIGATION TO INDEMNIFY. The Reinsurer hereby agrees to indemnify, defend and hold harmless the Ceding Company and its Affiliates and their respective officers, directors, stockholders, employees, authorized Representatives, successors and assigns (collectively, the "Ceding Company Indemnified Parties") from and against and pay and reimburse any and all Losses imposed on, sustained, incurred or suffered by any of the Ceding Company Indemnified Parties resulting from, arising out of or relating to (whether or not arising from a Third-Party Claim) (i) any breach, violation or non-fulfillment by the Reinsurer of the covenants and agreements of the Reinsurer contained in this Agreement, (ii) the Reinsured Liabilities and (iii) any successful enforcement of this indemnity.

SECTION 10.2 CEDING COMPANY'S OBLIGATION TO INDEMNIFY. The Ceding Company hereby agrees to indemnify, defend and hold harmless the Reinsurer and its Affiliates and their respective officers, directors, stockholders, employees, authorized Representatives, successors

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and assigns (collectively, the "Reinsurer Indemnified Parties") from and against and pay and reimburse any and all Losses imposed on, sustained, incurred or suffered by any of the Reinsurer Indemnified Parties resulting from, arising out of or relating to (whether or not arising from a Third-Party Claim) to the extent arising from (i) any breach, violation or non-fulfillment by the Ceding Company of the covenants and agreements of the Ceding Company contained in this Agreement, (ii) any Ceding Company Extra-Contractual Obligations, or (iii) any successful enforcement of this indemnity; provided that any indemnification of the Reinsurer Indemnified Parties with respect to Product Tax Non-Compliance shall be solely as provided in Section 12.6 of the Purchase Agreement.

SECTION 10.3  NOTICE OF CLAIM; DEFENSE.

(a) If (i) any non-affiliated third party or Governmental Body institutes or asserts any Action that may give rise to Losses for which a Party (an "Indemnifying Party") may be liable for indemnification under this Article X (a "Third-Party Claim") or (ii) any Person that may be entitled to indemnification under this Agreement (an "Indemnified Party") desires to make a claim not involving a Third-Party Claim to be indemnified by an Indemnifying Party that does not involve a Third-Party Claim, then the Indemnified Party shall promptly send to the Indemnifying Party a written notice specifying the nature of such claim and a good faith estimate of the amount of all related Losses to the extent they are ascertainable (a "Claim Notice"). The Indemnifying Party shall not be relieved from any of its indemnification obligations under this Article X as a result of a failure of the Indemnified Party to provide a Claim Notice, except to the extent that it is materially prejudiced by such failure.

(b) The Indemnifying Party may, by notice delivered within 20 Business Days of the receipt of a Claim Notice with respect to a Third-Party Claim, assume the defense and control of such Third-Party Claim (at the expense of such Indemnifying Party). The Indemnified Party may take any actions reasonably necessary to defend any Third-Party Claim prior to the time that it receives notice from the Indemnifying Party as contemplated by the preceding sentence. The Indemnifying Party shall not be entitled to assume or maintain control of the defense of any Third-Party Claim and shall pay the reasonable fees and expenses of counsel retained by the Indemnified Party if (i) the Third-Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation against the Indemnified Party or (ii) the Third-Party Claim would reasonably be expected to result in an injunction or equitable relief against the Indemnified Party that would, in each case, have a material effect on the operation of the business of such Indemnified Party or any of its Affiliates.

(c) Subject to Section 10.3(b), in the event of a Third-Party Claim, if the Indemnifying Party assumes the defense of a Third-Party Claim, the Indemnifying Party may elect to retain counsel reasonably acceptable to the Indemnified Parties to represent such Indemnified Parties in connection with such Action and shall pay the fees, charges and disbursements of such counsel. Subject to
Section 10.3(b), if the Indemnifying Party so elects, the Indemnified Parties may participate, at their own expense and through legal counsel of their choice, in any such Action; provided that (i) the Indemnifying Party shall control the defense of

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the Indemnified Parties in connection with such Action and (ii) the Indemnified
Parties and their counsel shall reasonably cooperate with the Indemnifying Party and its counsel in connection with such Action. To the extent such action can be taken in a way that does not unreasonably jeopardize the attorney-client privilege: (i) the Indemnified Party's right to participate in the defense of any Action shall include the right to attend all significant internal meetings, all meetings with representatives of plaintiffs, hearings and the like; and (ii) counsel for an Indemnified Party also shall be given a reasonable opportunity to comment upon all memoranda of law, pleadings and briefs and other documents relating to the Third-Party Claim, and the Indemnifying Party and its counsel shall give reasonable consideration to the comments of counsel for the Indemnified Party. The Indemnifying Party shall not settle any such Action without the relevant Indemnified Parties' prior written consent, unless the terms of such settlement (A) provide for no relief other than the payment of monetary damages, (B) involve no finding or admission of any breach or violation by any Indemnified Party and (C) include an express unconditional release of each Indemnified Party from all Liability arising from such Action. Notwithstanding the foregoing, if the Indemnifying Party does not promptly retain counsel and assume control of such defense, then the Indemnified Parties may retain counsel reasonably acceptable to the Indemnifying Party in connection with such Action and assume control of the defense in connection with such Action. Under no circumstances will the Indemnifying Party have any liability in connection with any settlement of any Action that is entered into without its prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

(d) From and after the delivery of a Claim Notice involving a Third-Party Claim, at the reasonable request of the Indemnifying Party, each Indemnified Party shall grant the Indemnifying Party and its counsel, experts and Representatives full access, during normal business hours, to the books, records, personnel and properties of the Indemnified Party to the extent reasonably related to such Claim Notice at no cost to the Indemnifying Party (other than for reasonable out-of-pocket expenses of the Indemnified Parties).

(e) In the event any Indemnifying Party receives a Claim Notice from an Indemnified Party that does not involve a Third-Party Claim, the Indemnifying Party shall notify the Indemnified Party within 20 Business Days following its receipt of such notice whether the Indemnifying Party disputes its liability to the Indemnified Party under this Article X.

SECTION 10.4  NO DUPLICATION; EXCLUSIVE REMEDY.

(a) To the extent that a Reinsurer Indemnified Party or a Ceding Company Indemnified Party has received payment in respect of a Loss pursuant to the provisions of any other Transaction Agreement, such Reinsurer Indemnified Party or Ceding Company Indemnified Party shall not be entitled to indemnification for such Loss under this Agreement to the extent of such payment.

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(b) Except (i) with respect to claims alleging fraud, (ii) as otherwise provided under this Agreement (including the right to recapture and equitable remedies in addition to the indemnification under Article X) or (iii) the provisions of any Transaction Agreement, from and after the Closing, the exclusive remedy of the Reinsurer, the Reinsurer Indemnified Parties, the Ceding Company and the Ceding Company Indemnified Parties in connection with this Agreement (and any certificate or instrument delivered hereunder) and the transactions contemplated hereby (whether under this Agreement or arising under Applicable Law) shall be as provided in this Article X. In furtherance of the foregoing, each of the Reinsurer, on behalf of itself and each other Reinsurer Indemnified Party, and the Ceding Company, on behalf of itself and each other Ceding Company
Indemnified Party, hereby waives, from and after the Closing, to the fullest extent permitted under Applicable Law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it may have against the Ceding Company or any of its Affiliates or Representatives and the Reinsurer or any of its Affiliates or Representatives, as the case may be, arising under or based upon this Agreement or any certificate or instrument delivered in connection herewith, except (x) pursuant to the indemnification provisions set forth in this Article X or (y) as otherwise provided under this Agreement or the provisions of any Transaction Agreement.

SECTION 10.5 MITIGATION AND LIMITATION ON SET-OFF. The Reinsurer and the Ceding Company shall cooperate with each other with respect to resolving any claim or liability with respect to which one Party is obligated to indemnify the other Party under this Article X, including by making commercially reasonable efforts to mitigate such claim or liability, to the extent required by Applicable Law. Neither the Reinsurer nor the Ceding Company shall have any right to set off any unresolved indemnification claim pursuant to this Article X against any payment due pursuant to Article III and Section 9.4 or any Transaction Agreement.

SECTION 10.6  RECOVERY BY INDEMNIFIED PARTY.

(a) In any case where an Indemnified Party recovers from a third party not affiliated with such Indemnified Party any amount in respect of any Loss for which an Indemnifying Party has actually reimbursed it pursuant to this Article X, such Indemnified Party shall promptly pay over to the Indemnifying Party the amount so recovered (net of any out-of-pocket expenses incurred by such Indemnified Party in collecting such amount), but not in excess of the sum of
(i) any amount previously paid by the Indemnifying Party to or on behalf of the Indemnified Party in respect of such claim and (ii) any amount expended by the Indemnifying Party in pursuing or defending any claim arising out of such matter.

(b) If any portion of Losses to be reimbursed by the Indemnifying Party pursuant to this Article X could be recovered from a third party not affiliated with the relevant Indemnified Party (including under any applicable third-party insurance coverage) based on the underlying claim or demand asserted against such Indemnifying Party, then the Indemnified Party shall promptly give notice thereof to the Indemnifying Party and, upon the request of the Indemnifying Party, shall use commercially reasonable efforts to collect the maximum amount recoverable from such third party, in which event the Indemnifying Party shall reimburse the

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Indemnified Party for all reasonable costs incurred in connection with such collection. If any portion of Losses actually paid by the Indemnifying Party pursuant to this Article X could have been recovered from a third party not affiliated with the relevant Indemnified Party (including under any applicable third-party insurance coverage) based on the underlying claim or demand asserted against such Indemnifying Party, then the Indemnified Party shall transfer, to the extent transferable, such of its rights to proceed against such third party as are necessary to permit the Indemnifying Party to recover from such third party any amount actually paid by the Indemnifying Party pursuant to this
Article X.

SECTION 10.7 WAIVER OF DUTY OF UTMOST GOOD FAITH. In recognition that each Party has consummated the transactions contemplated by this Agreement and the Transaction Agreements to which it is a party, based on mutually negotiated representations, warranties, covenants, remedies and other terms and conditions as are fully set forth herein and therein, the Ceding Company and the Reinsurer absolutely and irrevocably waive resort to the duty of "utmost good faith" or any similar principle in connection with the formation or performance of this Agreement.

                                  ARTICLE XI.
                                 MISCELLANEOUS

SECTION 11.1 NOTICES. Except as otherwise agreed by the Parties, all notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the Party to whom notice is to be given, (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, or (c) on the Business Day after delivery to an overnight courier (such as Federal Express) or an overnight mail service (such as the Express Mail service) maintained by the United States Postal Service, to the Party as follows:

To the Ceding Company:

Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089
Fax: (866) 522-0308
Attention: President

With concurrent copies (which will not constitute notice) to:

The Hartford
One Hartford Plaza
Hartford, CT 06155
Fax: (860) 547-6959
Attention: Ceded Reinsurance & General Counsel

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Sutherland Asbill & Brennan LLP
999 Peachtree Street, NE
Atlanta, GA 30309
Fax: (404) 853-8806
Attention: B. Scott Burton

To the Reinsurer:

The Prudential Insurance Company of America
213 Washington Street
Newark, NJ 07102
Attention: Chief Legal Officer, Individual Life Insurance
Fax: (973) 367-8920

With a concurrent copy (which will not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Fax: (212) 909-6836
Attention: John M. Vasily

or to such other address as such Party may indicate by a notice delivered to the other Party hereto.

SECTION 11.2 ENTIRE AGREEMENT. This Agreement, together with the Exhibits and Schedules referred to herein, the Purchase Agreement, the Administrative Services Agreement, the Transition Services Agreement, the Trust Agreement and the other documents delivered pursuant hereto and thereto, constitute the entire agreement among the Parties hereto with respect to the subject matter hereof and supersede all prior representations, warranties, negotiations, discussions, writings, agreements, understandings and letters of intent between them with respect thereto, none of which shall have any further force and effect for any purpose. This Agreement may not be amended, modified or supplemented except by a written instrument signed by an authorized Representative of each of the Parties hereto or their respective successors in interest.

SECTION 11.3 GOVERNING LAW AND JURISDICTION. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the Ceding Company's state of domicile, without regard to principles of conflicts of law thereof that would result in the application of the laws of a different jurisdiction. Except as contemplated in the definition of Unamortized Portion of the Ceding Commission, Articles IV and IX or in Section 2.4 of the Purchase Agreement, each of the Parties irrevocably agrees that any and all Actions arising out of, relating to or in connection with this Agreement or its subject matter and the rights and obligations arising hereunder, or for recognition and enforcement of any settlement or judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party or its successors or assigns, shall be brought and determined exclusively in the courts of the State of New York located in the Borough of Manhattan, The City of New York or in the

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courts of the United States of America for the Southern District of New York.
Each of the Parties agrees that mailing of process or other papers in connection with any such Action in the manner provided in Section 11.1 or in such other manner as may be permitted by Applicable Laws, will be valid and sufficient service thereof. Each of the Parties hereby irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Agreement, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by Applicable Law, any claim that (i) the Action in such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. In order to facilitate the comprehensive resolution of related disputes, and upon request of any Party to any Action, the court may consolidate the Action with any other Action relating to this Agreement, the Purchase Agreement or any other Ancillary Agreement and the Parties hereby agree not to oppose any request by the other Party to consolidate any such Action with another Action relating to this Agreement, the Purchase Agreement or any other Ancillary Agreement.

SECTION 11.4 NO THIRD PARTY BENEFICIARIES. Except as otherwise expressly set forth in any provision of this Agreement, including with respect to the Ceding Company Indemnified Parties and the Reinsurer Indemnified Parties, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person, other than the Parties and their respective successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 11.5 EXPENSES. Except as otherwise provided herein, the Parties hereto shall each bear their respective expenses incurred in connection with the negotiation, preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of counsel, actuaries and other Representatives.

SECTION 11.6 COUNTERPARTS. This Agreement may be executed by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the Parties hereto. Each counterpart may be delivered by facsimile or electronic mail transmission, which transmission shall be deemed delivery of an originally executed document.

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SECTION 11.7  SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable.

SECTION 11.8 WAIVER OF JURY TRIAL; PUNITIVE DAMAGES. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTERCLAIM, THIRD-PERSON CLAIM OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION. EACH PARTY ALSO IRREVOCABLY WAIVES ANY RIGHT TO PUNITIVE DAMAGES, EITHER PURSUANT TO COMMON LAW OR STATUTE, IN EACH CASE IN ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (BUT NOT AS TO ANY ACTION BY ONE PARTY AGAINST THE OTHER SEEKING INDEMNIFICATION FOR A THIRD PARTY CLAIM AGAINST THE PARTY INITIATING THE ACTION, TO THE EXTENT THAT SUCH DAMAGES MAY BE RECOVERABLE AS PART OF THE INDEMNIFICATION BY THE INDEMNIFIED PARTY).

SECTION 11.9  TREATMENT OF CONFIDENTIAL INFORMATION.

(a) The Parties agree that, other than as contemplated by this Agreement or any Transaction Agreement and to the extent permitted or required to implement the transactions contemplated by this Agreement and the other Transaction Agreements, the Parties will keep confidential and will not use or disclose the other Party's Confidential Information and the terms and conditions of this Agreement, including the exhibits and schedules hereto, except (x) as otherwise required by Applicable Law or any order or ruling of any state insurance regulatory authority or any other Governmental Body, (y) as may be required to be disclosed in the financial statements of such Party or any of its Affiliates or (z) such disclosure as may be required in connection with any dispute resolution proceeding between the Parties in respect hereof. For clarity, Business Records shall be deemed to be Confidential Information of the Reinsurer and its Affiliates and subject to the confidentiality obligations in Section 8.6 of the Purchase Agreement.

(b) The confidentiality obligations contained in this Agreement shall not apply to the federal Tax structure or federal Tax treatment of this Agreement and each Party hereto may disclose to any and all persons, without limitation of any kind, the federal Tax structure and federal Tax treatment of this Agreement; provided, that such disclosure may not be

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made until the earliest of (x) the date of the public announcement of discussions relating to this Agreement, (y) the date of the public announcement of this Agreement, or (z) the date of the execution of this Agreement. The preceding sentence is intended to cause this Agreement to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Code, and shall be construed in a manner consistent with such purpose. Subject to the provision with respect to disclosure in the first sentence of this subsection (b), each Party hereto acknowledges that it has no proprietary or exclusive rights to the federal Tax structure of this Agreement or any federal Tax matter or federal Tax idea related to this Agreement.

SECTION 11.10 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Except as provided below in this Section 11.10, neither Party may assign any of its rights, duties or obligations hereunder without the prior written consent of the other Party and any attempted assignment in violation of this provision shall be invalid AB INITIO; provided, however, that this Agreement shall inure to the benefit and bind those who, by operation of law, become successors to the Parties, including any receiver or any successor, merged or consolidated entity.

SECTION 11.11 WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, in writing at any time by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any Party, it is authorized in writing by an authorized Representative of such Party. The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any preceding or subsequent breach.

SECTION 11.12 INTERPRETATION. The table of contents, articles, titles, captions and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein are to be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation". Unless the context otherwise requires, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine genders of such term. Any agreement or instrument defined or referred to herein or any

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agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein. Any statute or regulation referred to herein means such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, includes any rules and regulations promulgated under the statute), and references to any section of any statute or regulation include any successor to the section. Any agreement referred to herein include reference to all Exhibits, Schedules and other documents or agreements attached thereto.

               [The rest of this page intentionally left blank.]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on this 2 day of January, 2013.

                                HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                                By:      /s/ [ILLEGIBLE]
                                         -----------------------------------
                                Name:    Mark M [ILLEGIBLE]
                                Title:   Vice President

                                THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                                By:      /s/ Gaurav Wadhwa
                                         -----------------------------------
                                Name:    Gaurav Wadhwa
                                Title:   Second Vice President

                 [SIGNATURE PAGE TO ILA REINSURANCE AGREEMENT]

                                SCHEDULE 1.1(A)

                    SCHEDULED EXTRA-CONTRACTUAL OBLIGATIONS

[REDACTED]

                                SCHEDULE 1.1(B)

                         COVERED INSURANCE POLICY FORMS

[REDACTED]

                                SCHEDULE 1.1(C)

                       UNDERLYING REINSURANCE AGREEMENTS

KEY: ILA = HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

[REDACTED]

                                SCHEDULE 1.1(D)

                          EXCLUDED INSURANCE POLICIES

                             [Please see attached]

                                SCHEDULE 1.1(E)

                ECONOMIC RESERVES ASSUMPTIONS AND METHODOLOGIES

[REDACTED]

                                SCHEDULE 1.1(F)

                        EXISTING REINSURANCE AGREEMENTS

[REDACTED]

                                    1


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                                SCHEDULE 1.1(G)

                    GUL BUSINESS COVERED INSURANCE POLICIES

The Covered Insurance Policies subject to NAIC Actuarial Guideline 38 "The Application of the Valuation of Life Insurance Policies Model Regulation", commonly known as "AXXX", as set forth below:

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                                SCHEDULE 1.1(H)

                               SEPARATE ACCOUNTS

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                                   EXHIBIT A

                            FORM OF TRUST AGREEMENT

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                                   EXHIBIT B

                              SETTLEMENT STATEMENT

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                                  EXHIBIT C-1

      TERMINAL SETTLEMENT UNDER SECTION 9.4 -- RECAPTURE BY CEDING COMPANY

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                                  EXHIBIT C-2

       TERMINAL SETTLEMENT UNDER SECTION 9.4 -- TERMINATION BY REINSURER

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                                   EXHIBIT D

                             INVESTMENT GUIDELINES

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                                   EXHIBIT E

                              FORM OF CURE NOTICE

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                                   EXHIBIT F

                          FORM OF CURE ACKNOWLEDGMENT

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                                   EXHIBIT G

                FORM OF TRUST /GUL TRUST WITHDRAWAL EVENT NOTICE

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                                   EXHIBIT H

           FORM OF TRUST / GUL TRUST WITHDRAWAL EVENT ACKNOWLEDGEMENT

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                                   EXHIBIT I

                  FORM OF CUSTODIAL ACCOUNT CONTROL AGREEMENT

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                                   EXHIBIT J

                          FORM OF GUL TRUST AGREEMENT